UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

DERMTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

DERMTECH, INC.

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(858) 450-4222

April 14, 2022

To Our Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of DermTech, Inc., or the Company, to be held at 1:30 p.m. Pacific Time on May 26, 2022. We have decided to hold this year’s meeting virtually via live webcast on the internet. In order to attend the Annual Meeting, you must register at https://proxydocs.com/DMTK prior to the start of the meeting. We encourage you to register in advance, and in any case at least 15 minutes prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and submit questions. You will not be able to attend the Annual Meeting in person. We expect to resume in-person stockholder meetings in future years.

Details regarding the Annual Meeting, the business to be conducted at the Annual Meeting, and information about the Company that you should consider when you vote your shares are described in this proxy statement.

At the Annual Meeting, two (2) persons will be elected to our board of directors. In addition, we will ask our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, to approve, on an advisory basis, the compensation of the Company’s named executive officers, and to approve, on an advisory basis, the frequency of holding an advisory vote on the compensation of our named executive officers. Such other business will be transacted as may properly come before the Annual Meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the internet, we have elected to deliver our proxy materials to certain of our stockholders over the internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 14, 2022, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for the Annual Meeting and our 2022 annual report to stockholders. The Notice also provides instructions on how to vote online, how to access the virtual meeting and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we encourage you to vote promptly by proxy so that your shares will be represented and voted at the meeting.

Thank you for your continued support of DermTech, Inc. We look forward to your attendance at the Annual Meeting.

Sincerely,

/s/ John Dobak
John Dobak, M.D.
Chief Executive Officer

DERMTECH, INC.

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(858) 450-4222

April 14, 2022

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TIME: 1:30 p.m. Pacific Time

DATE: May 26, 2022

Access: https://proxydocs.com/DMTK

This year’s Annual Meeting of Stockholders, or the Annual Meeting, of DermTech, Inc. will be a virtual meeting via live webcast on the internet. In order to attend the Annual Meeting, you must register at https://proxydocs.com/DMTK prior to the start of the meeting on May 26, 2022 at 1:30 p.m. Pacific Time. We encourage you to register in advance, and in any case at least 15 minutes prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and submit questions. We expect to resume in-person stockholder meetings in future years.

PURPOSES:

1	To elect two (2) Class I directors to serve three-year terms expiring in 2025;
2	To ratify the selection of KPMG LLP as the independent registered public accounting firm of DermTech, Inc. for the fiscal year ending December 31, 2022;
3	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
4	To approve, on an advisory basis, the frequency of holding an advisory vote on the compensation of our named executive officers; and
5	To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of DermTech, Inc. common stock at the close of business on March 31, 2022.

If you are a stockholder of record (if your shares of our common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company), you may vote in one of the following ways:

•	Vote over the internet, by going to https://proxypush.com/DMTK (have your Important Notice Regarding the Availability of Proxy Materials or proxy card in hand when you access the website);
•	Vote by telephone, by calling 866-430-8291 (have your Important Notice Regarding the Availability of Proxy Materials or proxy card in hand when calling);
•	Vote by mail, if you received a proxy card by mail, by returning your proxy card (signed and dated); or
•	Vote at the Annual Meeting.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the stockholder of record that you must follow for your shares to be voted.

A list of stockholders of record will be available at the Annual Meeting and, during the ten days prior to the Annual Meeting, at our principal executive offices located at 11099 N. Torrey Pines Road, Suite 100, La Jolla, California 92037. If, as a result of the coronavirus pandemic, our offices are not generally open during the ten days prior to the Annual Meeting, stockholders may request to review a list of stockholders of record as of March 31, 2022, the record date for the Annual Meeting, for any purpose germane to the Annual Meeting by contacting Investor Relations at investorrelations@dermtech.com. A list of stockholders of record will be available for inspection online during the Annual Meeting at https://proxydocs.com/DMTK.

All stockholders are cordially invited to attend the Annual Meeting. We urge you to vote promptly in order to ensure the presence of a quorum.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John Dobak
John Dobak, M.D.
Chief Executive Officer

DERMTECH, INC.

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(858) 450-4222

PROXY STATEMENT FOR DERMTECH, INC.

2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2022

This proxy statement, along with the accompanying Notice of 2022 Annual Meeting of Stockholders, contains information about the 2022 Annual Meeting of Stockholders of DermTech, Inc., or the Annual Meeting, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 1:30 p.m., Pacific Time, on May 26, 2022. In an effort to improve access to our annual meeting, preserve costs and reduce the environmental impact of our meeting, this year’s meeting will be a virtual meeting via live webcast on the internet. In order to attend the Annual Meeting, you must register at https://proxydocs.com/DMTK prior to the start of the meeting. We encourage you to register in advance, and in any case at least 15 minutes prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and submit questions. You will not be able to attend the Annual Meeting in person. We expect to resume in-person stockholder meetings in future years.

In this proxy statement, we refer to DermTech, Inc. as “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors, or the Board, for use at the Annual Meeting.

On or about April 14, 2022, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for the Annual Meeting and our 2021 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2022

This proxy statement, the Notice of 2022 Annual Meeting of Stockholders and our 2021 annual report to stockholders are available for viewing, printing and downloading at https://proxydocs.com/DMTK. To view these materials please have your control number(s) available that appears on your notice or proxy card.

Additionally, you can find a copy of our Annual Report on Form 10‑K, which includes our financial statements, for the fiscal year ended December 31, 2021 on the website of the Securities and Exchange Commission at www.sec.gov, or in the “SEC Filings” section of the “Investor Relations” section of our website at www.dermtech.com. You may also obtain a printed copy of our Annual Report on Form 10‑K, including our financial statements, for the fiscal year ended December 31, 2021 free of charge from us by sending a written request to: Investor Relations, DermTech, Inc., 11099 N. Torrey Pines Road, Suite 100, La Jolla, California 92037. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?

The Board is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders of the Company to be held on May 26, 2022 at 1:30 p.m. Pacific Time and any adjournments or postponements of the meeting, which we refer to as the Annual Meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the internet or have sent you this proxy statement, the Notice of 2022 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10‑K for the fiscal year ended December 31, 2021 because you owned shares of our common stock on the record date, March 31, 2022. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, of the proxy materials, to stockholders on or about April 14, 2022.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why are you holding a virtual Annual Meeting?

In an effort to improve access to our annual meeting, preserve costs and reduce the environmental impact of our meeting, this year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board or management, as time permits. It is the present expectation of our Board that future annual meetings will have an in-person format.

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support phone number that will be provided in your meeting access email.

Who can vote?

Only record owners of our common stock at the close of business on March 31, 2022 are entitled to vote at the Annual Meeting. On this record date, there were 29,940,048 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on March 31, 2022 your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.

If on March 31, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain in advance a valid proxy from your broker or other agent. You must also register at https://proxydocs.com/DMTK prior to the start of the meeting on May 26, 2022 at 1:30 p.m. Pacific Time.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How many votes do I have?

Each share of our common stock that you own entitles you to one vote.

How do I vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to the other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•

By internet (https://proxypush.com/DMTK). Use the internet to transmit your voting instructions and for electronic delivery of information. Have your Notice or proxy card and 12-digit control number(s) in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•

By telephone (866-430-8291). Use a touch-tone phone to transmit your voting instructions. Have your Notice or proxy card and 12-digit control number(s) in hand when you call and then follow the instructions.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card.
•

At the Annual Meeting. If you attend the meeting, you may vote on the Annual Meeting Website at https://proxydocs.com/DMTK. As noted elsewhere in this proxy statement, in order to attend the Annual Meeting, you must register at https://proxydocs.com/DMTK prior to the start of the meeting on May 26, 2022 at 1:30 p.m. Pacific Time. We encourage you to register in advance, and in any case at least 15 minutes prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting, vote and submit questions.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares at the Annual Meeting, you should contact your broker or agent well in advance of the meeting to obtain a legal proxy or broker’s proxy card. You must also register at https://proxydocs.com/DMTK prior to the start of the meeting. We encourage you to register in advance, and in any case at least 15 minutes prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and submit questions. You will not be able to attend the Annual Meeting in person.

Telephone and internet voting facilities for stockholders of record will be available 24 hours a day until the closing of the polls at the Annual Meeting on May 26, 2022.

How does the Board recommend that I vote on the proposals?

The Board recommends that you vote as follows:

•	“FOR” the election of the nominees for director (Proposal 1).
•	“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2).
•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3).
•	“1 YEAR” for the frequency of holding an advisory vote on the compensation of our named executive officers (Proposal 4).

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at or would be brought before the Annual Meeting, other than those discussed in this proxy statement.

May I change or revoke my proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by internet or by telephone as instructed above;
•	by notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•

by attending the Annual Meeting (having registered at https://proxydocs.com/DMTK prior to the start of the meeting as described elsewhere in this proxy statement) and voting at the Annual Meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by telephone, internet, proxy card or while attending the Annual Meeting is the vote that will be counted.

What if I receive more than one notice or proxy card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will my shares be voted if I do not vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares does not have the authority to vote your unvoted shares on the election of directors without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What vote is required to approve each proposal and how are votes counted?

Proposal 1: Election of Director

To be elected, the nominees for director must receive a plurality of the votes cast on this proposal. Accordingly, as this is an uncontested election, each director nominee will be elected if he receives at least one vote. You may vote either FOR all of the nominees or WITHHOLD your vote from any one or both of the nominees. Abstentions and votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares held by a brokerage firm not voted by a customer will be treated as a broker non-vote. Such broker non-votes will also not be included in the vote tally for the election of the directors.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast, either affirmatively or negatively, on this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for 2022, the Audit Committee of our Board will reconsider its selection.

Proposal 3: The Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The affirmative vote of a majority of the votes cast, either affirmatively or negatively, on this proposal is required to approve, on an advisory basis, the compensation of the Company’s named executive officers. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  As a result, any shares held by a brokerage firm not voted by a customer will be treated as a broker non-vote.  Such broker non-votes will have no effect on the results of this vote.  Although the advisory vote is non-binding, the compensation committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 4: The Approval, on an Advisory Basis, on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers

The frequency of holding an advisory vote on the compensation of our named executive officers—every year, every two years or every three years—receiving the majority of votes cast will be the frequency approved by our stockholders. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  As a result, any shares held by a brokerage firm not voted by a customer will be treated as a broker non-vote.  Such broker non-votes, as well as abstentions, will have no effect on the results of this vote.  Although the advisory vote is non-binding, the compensation committee and the Board will review the voting results and take them into consideration when determining the frequency of holding an advisory vote on the compensation of our named executive officers for the next six years.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What are the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person (by means of remote communication as authorized by the Board) or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What constitutes a quorum for the Annual Meeting?

The presence, in person (by means of remote communication as authorized by the Board) or by proxy, of the holders of a majority of the voting power of all outstanding shares of our capital stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person (by means of remote communication as authorized by the Board) or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

What is the Business Combination referred to in this proxy statement?

On August 29, 2019, the Company, formerly known as Constellation Alpha Capital Corp., or Constellation, and DermTech Operations, Inc., formerly known as DermTech, Inc., or DermTech Operations, consummated the transactions contemplated by an Agreement and Plan of Merger, dated May 29, 2019, as amended, by and among the Company, DT Merger Sub, Inc., and DermTech Operations. Pursuant to the Agreement and Plan of Merger, DT Merger Sub, Inc. merged with and into DermTech Operations, with DermTech Operations surviving as the Company’s wholly owned subsidiary. We refer to this transaction as the Business Combination. Also, in connection with and prior to the completion of the Business Combination, Constellation re‑domiciled out of the British Virgin Islands and continued as a company incorporated in the State of Delaware. Following the Business Combination, we changed the name of the Company to DermTech, Inc. Prior to the completion of the Business Combination, the Company was a shell company. Following the Business Combination, the business of DermTech Operations is the business of the Company.

Attending the Annual Meeting

This year, our Annual Meeting will be held at 1:30 p.m., Pacific Time, on May 26, 2022, in a virtual meeting format only. In order to attend the Annual Meeting, you must register at https://proxydocs.com/DMTK prior to the start of the meeting. We encourage you to register in advance, and in any case at least 15 minutes prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and submit questions.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Continental Stock Transfer & Trust Company, by calling them at (212) 509-4000.

If you do not wish to participate in householding and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Company stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•

If your Company shares are registered in your own name, please contact our transfer agent, Continental Stock Transfer & Trust Company, and inform them of your request by calling them at 1-212-509-4000 or writing them at Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

•

If a broker or other nominee holds your Company shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of our common stock as of April 1, 2022, by (i) those persons who are known by us to be the beneficial owner(s) of more than five percent of our common stock, (ii) each of our directors and named executive officers and (iii) all of our current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership generally includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 1, 2021, such as through the exercise of stock options, warrants or other rights or the vesting of restricted stock units. Unless otherwise indicated in the footnotes to this table, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The percentage of shares beneficially owned is computed on the basis of 29,940,048 shares of our common stock outstanding as of April 1, 2022. Shares of our common stock that the entity, person, or group has the right to acquire within 60 days of April 1, 2022, including common stock subject to (i) stock options exercisable within 60 days of April 1, 2022, (ii) warrants exercisable within 60 days of April 1, 2022 and (iii) restricted stock units vesting within 60 days of April 1, 2022, are in each case deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address of each beneficial owner listed is c/o DermTech, Inc., 11099 N. Torrey Pines Road, Suite 100, La Jolla, CA 92037.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Beneficial Ownership
Beneficial Owners of More Than 5% of Our Common Stock
State Street Corporation (1)	3,150,348	10.5%
Entities affiliated with RTW Investments LP (2)	3,118,666	10.4%
Casdin Partners Master Fund, L.P. (3)	1,745,000	5.8%
Black Rock, Inc. (4)	1,658,668	5.5%
Named Executive Officers and Directors
Matthew Posard (5)	91,360	*
Herm Rosenman (6)	47,721	*
Cynthia Collins (7)	33,483	*
Enrico Picozza (8)	18,497	*
Monica Tellado (9)	4,122	*
Nathalie Gerschtein Keraudy (10)	2,998	*
John Dobak (11)	516,701	1.7%
Kevin Sun (12)	123,546	*
Claudia Ibarra (13)	61,324	*
Todd Wood (14)	157,572	*
Ray Akhavan (15)	29,286	*
All current directors and executive officers as a group (11 persons) (16)	1,086,610	3.6%

*	Indicates beneficial ownership of less than 1%.

(1)

The shares reflected as beneficially owned by State Street Corporation in the table above consist of 3,150,348 shares of Common Stock, including 2,693,847 shares of Common Stock beneficially owned by SSGA Funds Management, Inc., a registered investment advisor to and subsidiary of State Street Corporation. The address for each entity identified in this footnote is State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111. This information is based on Amendment No. 1 to Schedule 13G, filed with the SEC on February 10, 2022.

(2)

Consists of 3,118,666 shares of common stock beneficially owned by RTW Investments, LP. RTW Investments, LP has the power to direct the vote and disposition of securities held by RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited. Accordingly, RTW Investments, LP may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D. has the power to direct the vote and disposition of the securities held by RTW Investments, LP. Dr. Wong is the managing partner of RTW Investments GP, LLC, which is the managing partner of RTW Investments, LP. Dr. Wong disclaims beneficial ownership of the shares held by RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., and RTW Venture Fund Limited, except to the extent of his pecuniary interest therein. The address and principal office of RTW Investments, LP and Dr. Wong is 40 10th Avenue, Floor 7, New York, New York 10014. This information is based on Amendment No. 2 to Schedule 13D, filed with the SEC on January 19, 2021, and such additional information as is known to us.

(3)

The shares reflected as beneficially owned by Casdin Partners Master Fund, L.P. in the table above consist of 1,745,000 shares of Common Stock. Such securities are owned directly by Casdin Partners Master Fund, L.P. and may be deemed to be indirectly beneficially owned by (i) Casdin Capital, LLC, the investment adviser to Casdin Partners Master Fund, LP, (ii) Casdin Partners GP, LLC, the general partner of Casdin Partners Master Fund LP, and (iii) Eli Casdin, the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC. Each of Casdin Capital, LLC, Casdin Partners GP, LLC and Eli Casdin disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The address for each entity and individual identified in this footnote is 1350 Avenue of the Americas, Suite 2600, New York, New York 10019. This information is based on Amendment No. 2 to Schedule 13G, filed with the SEC on February 11, 2022, and such additional information as is known to us.

(4)

The shares reflected as beneficially owned by Black Rock, Inc. in the table above consist of 1,658,668 shares of Common Stock. The address for the entity identified in this footnote is 55 East 52nd Street, New York, New York 10055. This information is based on Schedule 13G, filed with the SEC on February 4, 2022.

(5)	Consists of 86,863 shares of common stock and 4,497 shares of common stock that may be acquired pursuant to restricted stock units within 60 days after April 1, 2022.
(6)	Consists of 43,224 shares of common stock and 4,497 shares of common stock that may be acquired pursuant to restricted stock units within 60 days after April 1, 2022.
(7)	Consists of 33,483 shares of common stock.
(8)	Consists of 14,000 shares of common stock and 4,497 shares of common stock that may be acquired pursuant to restricted stock units within 60 days after April 1, 2022.
(9)	Consists of 4,122 shares of common stock that may be acquired pursuant to restricted stock units within 60 days after April 1, 2022.
(10)	Consists of 2,998 shares of common stock that may be acquired pursuant to restricted stock units within 60 days after April 1, 2022.
(11)

Consists of 383,656 shares of common stock, 123,826 of common stock that may be acquired pursuant to the exercise of stock options within 60 days after April 1, 2022 and 9,219 shares of common stock that may be acquired pursuant to the exercise of warrants within 60 days after April 1, 2022.

(12)	Consists of 79,163 shares of common stock and 44,383 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days after April 1, 2022.
(13)	Consists of 46,374 shares of common stock and 14,950 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days after April 1, 2022.
(14)	Consists of 123,076 shares of common stock and 34,496 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days after April 1, 2022.
(15)	Consists of 8,453 shares of common stock and 20,833 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days after April 1, 2022.
(16)	Includes the shares described in footnotes 5 through 15.

DELINQUENT SECTION 16(a) REPORTS

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, were filed on a timely basis, with the exception of (i) a Form 4 filed on July 7, 2021 for an award of restricted stock units to Monica Tellado on July 1, 2021,(ii) a Form 4 filed on December 16, 2021 for a sale of shares by John Dobak to generate proceeds used to satisfy the tax withholding obligation that arose upon the vesting of certain restricted stock units on December 13, 2021, (iii) a Form 4 filed on December 16, 2021 for a sale of shares by Todd Wood to generate proceeds used to satisfy the tax withholding obligation that arose upon the vesting of certain restricted stock units on December 13, 2021 and (iv) a Form 4 filed on December 16, 2021 for a sale of shares by Claudia Ibarra to generate proceeds used to satisfy the tax withholding obligation that arose upon the vesting of certain restricted stock units on December 13, 2021.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our certificate of incorporation and bylaws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes for purposes of election.  One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board currently consists of seven members with no vacancies, classified into three classes as follows:

•	our Class I directors are Cynthia Collins, Enrico Picozza and Matthew Posard and their terms will expire at the Annual Meeting;
•	our Class II directors are John Dobak, M.D. and Herm Rosenman and their terms will expire at the annual meeting of stockholders in 2024; and
•	our Class III directors are Monica Tellado and Nathalie Gerschtein Keraudy and their terms will expire at the annual meeting of stockholders in 2023.

Our Board has voted to nominate Cynthia Collins and Matthew Posard for election at the Annual Meeting for a term of three years to serve until the 2025 annual meeting of stockholders and until their respective successors have been elected and qualified. Enrico Picozza’s term as a director will expire at the Annual Meeting and the Board is not nominating a candidate to fill the resulting vacancy in this election cycle. Following the Annual Meeting, the size of the Board will be reduced to six members.

Set forth below are the names of the directors nominated for re-election this year and those directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position(s)
John Dobak, M.D.	56	President, Chief Executive Officer and Class II Director
Matthew Posard	55	Chairman of the Board and Class I Director
Cynthia Collins	64	Class I Director
Monica Tellado	49	Class III Director
Nathalie Gerschtein Keraudy	43	Class III Director
Herm Rosenman	74	Class II Director

Nominees for Election as Class I Directors

Cynthia Collins has served on our Board since the completion of the Business Combination in August 2019 and on DermTech Operations’ board of directors between July 2018 and August 2019. Ms. Collins served as Chief Executive Officer of Editas Medicine, Inc. (Nasdaq:EDIT) from March 2019 to February 2021 and served as a member of the board of directors of Editas Medicine from December 2018 to February 2021. Ms. Collins served as Chief Executive Officer of Human Longevity Inc. from January 2017 to December 2017. Before that, Ms. Collins served as the Chief Executive Officer and General Manager of General Electric’s Healthcare Cell Therapy and Lab Businesses from April 2015 to December 2016, and as Chief Executive Officer of General Electric’s Clarient Diagnostics, Inc. division from October 2013 to April 2015. Prior to that, Ms. Collins served as CEO of GenVec, Inc. (Nasdaq:GNVC) from May 2012 to September 2013. Before that, she served as Group Vice President, Cellular Analysis Business of Beckman Coulter from 2007 to 2011 and as CEO of Sequoia Pharmaceuticals, Inc. Ms. Collins is currently a member of the board of directors of Certara, Inc. (Nasdaq:CERT), Poseida Therapeutics, Inc. (Nasdaq:PSTX). Ms. Collins received her BS degree in Microbiology from the University of Illinois, Urbana and her MBA from The University of Chicago Booth School of Business. Ms. Collins is qualified to serve on our Board because of her broad experience serving as the Chief Executive Officer for a variety of companies in the life sciences industry and her experience serving on numerous boards of directors.

Matthew L. Posard has served as Chairman of our Board since the completion of the Business Combination in August 2019, served on DermTech Operations’ board of directors between 2016 and August 2019 and served as Chairman of DermTech Operations’ board of directors between June 2019 and August 2019. Mr. Posard currently serves as Founding Partner at Explore-DNA, a Life Sciences and Diagnostics consulting firm. Mr. Posard served as the President and Chief Commercial Officer of

GenePeeks from February 2017 to April 2018 and as Executive Vice President and Chief Commercial Officer at Trovagene from March 2015 to April 2016. Mr. Posard also held multiple executive leadership roles at Illumina, Inc. from 2006 to 2015. Mr. Posard is currently on the boards of Halozyme Therapeutics, Inc. (Nasdaq:HALO), Talis BioMedical Corporation (Nasdaq:TLIS), and Deepcell, Inc. and is Executive Chairman of Nautilus Biotechnology, Inc. and Stemson Therapeutics. Mr. Posard holds a bachelor’s degree in Management Science from the University of California, San Diego. Mr. Posard is qualified to serve on our Board because of his extensive experience as an executive and serving on various boards of directors of companies in the life sciences industry, including DermTech Operations.

Continuing Directors

John Dobak, M.D. has served on our Board since the completion of the Business Combination in August 2019 and served on DermTech Operations’ board of directors between June 2012 and August 2019. Dr. Dobak has served as our Chief Executive Officer since the completion of the Business Combination in August 2019 and served as Chief Executive Officer of DermTech Operations between June 2012 and August 2019. From 2006 until 2011, Dr. Dobak served as the founder and Chief Executive Officer of Lithera, Inc., a pharmaceutical company developing an injectable product for dermatology. Dr. Dobak is the founder and President of the JAKK Group, a life sciences technology accelerator, which has created several companies including Lithera, Inc., INNERCOOL Therapies, Inc., CryoGen, Inc., and CryoCor, Inc. Dr. Dobak’s companies have developed and marketed therapeutics devices for endovascular hypothermia, cryosurgical cardiac catheters, and endometrial ablation. Dr. Dobak received a Bachelor’s Degree from the University of California, Los Angeles and a Medical Doctorate from the University of California, San Diego. Dr. Dobak is qualified to serve on our Board because of his service as DermTech Operations’ Chief Executive Officer, his service as a member of DermTech Operations’ board of directors and his experience founding and operating multiple companies in the life sciences industry.

Herm Rosenman has served on our Board since the completion of the Business Combination in August 2019 and on DermTech Operations’ board of directors between February 2017 and August 2019. Additionally, Mr. Rosenman served as Natera’s Chief Financial Officer from February 2014 to January 2017 and has served on its board of directors since February 2017. Prior to Natera, Mr. Rosenman served as Senior Vice President of Finance and Chief Financial Officer at Gen-Probe Incorporated, or Gen-Probe, a developer, manufacturer and marketer of diagnostic and screening products using nucleic acid probes, from June 2001 to October 2012, when Gen-Probe was acquired by Hologic, Inc., a diagnostic products, medical imaging systems, and surgical products company. From August 2012 to February 2014, Mr. Rosenman focused on his board memberships. Mr. Rosenman has served on the board of directors of each of Oxford Immunotec Global PLC, a commercial-stage diagnostics company and of Vivus, Inc., a biopharmaceutical company, since 2013. Mr. Rosenman also previously served on the board of directors of Medistem, Inc., a stem cell therapy company, ARYx Therapeutics Inc., a private drug discovery and development company, Infinity Pharmaceuticals, Inc., a drug discovery and development company, Biofire Diagnostics and a number of privately held companies. Mr. Rosenman holds a B.B.A. in accounting and finance from Pace University and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Rosenman is qualified to serve on our Board because of his experience serving as the chief financial officer and as a director of multiple life sciences companies.

Monica Tellado has served on our Board since July 2021. In April 2022, Ms. Tellado joined HeartFlow, Inc. as its Chief Financial Officer. From 2005 to April 2022, Ms. Tellado served as Senior Vice President of Finance at Gilead Sciences, Inc., a public research-based biopharmaceutical company that focuses on researching and developing antiviral drugs used in the treatment of HIV, hepatitis B, hepatitis C, and influenza, including Harvoni and Sovaldi. Ms. Tellado previously held roles of progressive responsibility in the finance and commercial organizations at Gilead and as the Senior Vice President of Finance at Gilead, Ms. Tellado was responsible for overseeing the global finance teams as well as investor relations. At Gilead, Ms. Tellado was also responsible for the U.S. and Latin American commercial markets, led preparations to enter new markets and launch new products within Gilead’s HIV, Liver, Cardiopulmonary, and Oncology business units and was responsible for the U.S. Liver Disease business unit including a P&L of nearly $2 billion. Prior to joining Gilead, Ms. Tellado held numerous Finance positions at Intel Corporation and Ford Motor Company. Ms. Tellado holds a B.A. in Business Administration from Universidad Pontificia Comillas in Madrid, Spain and London, England and an M.B.A. from Carnegie Mellon University. Ms. Tellado is qualified to serve on our Board because of her extensive experience serving in progressive leadership roles in the biotech industry.

Nathalie Gerschtein Keraudy has served on our Board since October 2021. From March 2019 to present, Ms. Gerschtein Keraudy serves as the President of the U.S. Consumer Products Division of L’Oréal Group, a leading global beauty company. This division is the largest division of L’Oréal Group, and in her current role, Ms. Gerschtein Keraudy is responsible for accelerating growth, innovation, and sustainable practices across L’Oréal Group’s mass market portfolio of brands and product categories from skin care and makeup to hair care and color. This extensive portfolio includes some of the most trusted and iconic brands such as L’Oréal Paris, Maybelline New York, Garnier, and NYX Professional Makeup, in addition to Essie, Thayer’s Natural Remedies, Carol’s Daughter, and Softsheen-Carson. Through an appointment by the French Prime Minister, Ms. Gerschtein Keraudy serves on the board of the French Foreign Trade Advisors. Ms. Gerschtein Keraudy is a graduate of HEC School of Management in Paris, the London Business School, and INSEAD’s senior executive leadership program. Ms. Gerschtein Keraudy is qualified to serve on our Board because of her broad experience as an executive in the direct to consumer skin care industry.

Committees of the Board of Directors and Meetings

Meeting Attendance. Our Board met five times during the fiscal year ended December 31, 2021. No director attended fewer than 75% of the total number of meetings of our Board and of committees of our Board on which he or she served during the fiscal year ended December 31, 2021. The Board has adopted a policy under which each member of the Board makes every effort to but is not required to attend each annual meeting of our stockholders. All individuals serving on our Board at the time of the 2021 annual meeting, attended the 2021 annual meeting of stockholders.

Audit Committee. Our Audit Committee met eight times during the fiscal year ended December 31, 2021. This committee currently has three members, Herm Rosenman (Chair), Cynthia Collins and Monica Tellado. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC, and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Rosenman is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.dermtech.com.

Compensation Committee. Our Compensation Committee met 10 times during the fiscal year ended December 31, 2021. This committee currently has three members, Matthew Posard (Chair), Herm Rosenman and Cynthia Collins. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2020 Equity Incentive Plan, 2020 Employee Stock Purchase Plan and 2022 Inducement Equity Incentive Plan. The Compensation Committee is responsible for recommending to the Board the compensation of our chief executive officer, and conducts its decision making process with respect to such compensation without the chief executive officer present. Our chief executive officer meets with the Compensation Committee to discuss compensation-related matters regarding our executive officers other than himself. Also, the Compensation Committee is responsible for approving the compensation of our directors and employees, including executive officers other than our chief executive officer. All members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

In establishing compensation amounts for executives, the Compensation Committee seeks to (i) enhance the profitability of the Company and increase stockholder value, (ii) reward executives for their contribution to the Company’s growth and profitability, (iii) recognize individual initiative, leadership, achievement, and other contributions and (iv) provide competitive compensation that will attract and retain qualified executives. The Compensation Committee may delegate authority to one or more subcommittees of the Compensation Committee, each such subcommittee to consist of at least two members of the Compensation Committee. In addition, the Compensation Committee may, to the extent consistent with applicable law and the provisions of a given equity-based plan, delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the Company who are not directors or executive officers of the Company.

During fiscal year 2021, the Compensation Committee engaged the services of Compensia, an independent executive compensation consulting firm, to review and provide recommendations concerning all of the components of our executive and director compensation program. Compensia has not provided any services to the Company other than executive and director compensation consulting services and provision of certain non‑executive employee compensation data. Compensia performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management relating to compensation or other human resources related services except as it may relate to performing such services. Compensia assists the Compensation Committee in defining the appropriate peer companies for executive compensation and compensation practices and in benchmarking our executive compensation program against the peer group. Compensia also assists the Compensation Committee in benchmarking our director compensation program and practices against those of our peers. The Compensation Committee has assessed the independence of Compensia pursuant to SEC rules and the corporate governance rules of The Nasdaq Stock Market and concluded that no conflict of interest exists that would prevent Compensia from independently representing the Compensation Committee.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.dermtech.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met five times during the fiscal year ended December 31, 2021. This committee currently has two members, Cynthia Collins (Chair) and

Matthew Posard. Our Board has determined that all members of the Nominating and Corporate Governance Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market. The Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the Nominating and Corporate Governance Committee’s written charter and include:

•	evaluating and making recommendations to the full Board as to the composition, organization and governance of our Board and its committees,
•	evaluating and making recommendations as to director candidates,
•	evaluating current Board members’ performance,
•	overseeing the process for CEO and other executive officer succession planning,
•	developing and recommending governance guidelines for the Company, and
•

overseeing the Company’s Environmental, Social and Governance, or ESG, strategy, initiatives and policies. Our ESG report can be found at https://investors.dermtech.com/corporate-governance/governance-overview.

Generally, our Nominating and Corporate Governance Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources.  Once identified, the Nominating and Corporate Governance Committee will evaluate a candidate’s qualifications in accordance with our Nominating and Governance Committee Policy Regarding Qualifications of Directors appended to our Nominating and Corporate Governance Committee’s written charter.  Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our Board, and concern for the long-term interests of our stockholders.  Our Nominating and Corporate Governance Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees.  However, the Nominating and Corporate Governance Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our Board and its committees. The Nominating and Corporate Governance Committee will also evaluate candidates for nomination in light of the recommendations for diversity of the Board, as those recommendations evolve from time to time, and oversee compliance by management with the requirements for board diversity and disclosure of diversity characteristics of the Board in our public filings, including pursuant to the rules of the Nasdaq Stock Market and applicable law of the State of California and otherwise.  Our board consists of 3 directors that self-identify as female and 1 director that self identifies as an underrepresented minority, as illustrated in the following Board Diversity Matrix.

Board Diversity Matrix (As of April 1, 2022)
Board Size:
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	3	4	—	—
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian (other than South Asian)	—	—	—	—
South Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Persons with Disabilities	—
Did not Disclose Demographic Background	1

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our Board, it must follow the procedures described in our bylaws and in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement.  In general, persons recommended by stockholders will be considered in accordance with our Policy on Stockholder Recommendation of Candidates for Election as Directors appended to our Nominating Committee’s written charter.  Any such recommendation should be made in writing to the Nominating and Corporate Governance Committee, care of our Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•	all information relating to such person that would be required to be disclosed in a proxy statement;
•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;
•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and
•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	certain biographical information concerning the proposed nominee;
•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;
•	certain information about any other security holder of the Company who supports the proposed nominee;
•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and
•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our Bylaws.

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.dermtech.com.

Director Independence

Our common stock is listed on the Nasdaq Capital Market. Under the rules of The Nasdaq Stock Market, or Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committee be independent. Audit committee and compensation committee members must also satisfy the enhanced independence criteria set forth in Rules 10A-3 and 10C-1 under the Exchange Act, respectively, and corresponding Nasdaq rules.

Based on information requested from and provided by each director concerning his or her background, employment and affiliations, our Board has determined that each of Cynthia Collins, Enrico Picozza, Matthew Posard, Monica Tellado, Nathalie Gerschtein Keraudy and Herm Rosenman are independent directors within the meaning of applicable Nasdaq rules, and that each member of our audit committee and compensation committee satisfies the enhanced independence requirements of applicable Nasdaq and SEC rules. In making this determination, the current and prior relationships of each non-employee director with the Company and all other facts and circumstances deemed relevant were considered, including their beneficial ownership of our capital stock and any related party relationships involving the Company and any such director, as described under “Certain Relationships and Related Person Transactions” below. John Dobak, M.D. is not an independent director because he is an employee of the Company.

There are no family relationships between any director, director nominee or executive officer of the Company, and there are no arrangements or understandings between any director or director nominee and any other person pursuant to which such director or nominee was selected as a director or nominee.

Board Leadership Structure

Our corporate governance practices do not require a particular board leadership structure. Our Board is given the flexibility to select its chairperson and our chief executive officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the positions of chairperson and Chief Executive Officer may be filled by either one individual or two individuals. At present, the Board has elected to separate the positions of Chairman and Chief Executive Officer. John Dobak serves as our Chief Executive Officer and as a member of our Board. Matthew Posard serves as the Chairman of our Board. The Board believes that this structure serves us well by maintaining a link between management, through John Dobak’s membership on the Board, and the non-executive directors led by Matthew Posard in his role as a non-executive Chairman.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through the various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss the major financial risk exposures facing the Company and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether such practices are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at investorrelations@dermtech.com. However, any stockholder who wishes to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to DermTech, Inc., 11099 N. Torrey Pines Road, Suite 100, La Jolla, California 92037. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;
•	resumes and other forms of job inquiries;
•	surveys; and
•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers and their respective ages as of April 1, 2022.

Name	Age	Position(s)
Executive Officers
John Dobak, M.D.*	56	President, Chief Executive Officer and Class II Director
Kevin Sun, MBA, MSSM	44	Chief Financial Officer, Treasurer and Secretary
Todd Wood	53	Chief Commercial Officer
Ray Akhavan, Esq.	53	General Counsel and Chief Compliance Officer
Claudia Ibarra	59	Chief Operating Officer
*	John Dobak, M.D. is a member of our Board. See “Management and Corporate Governance – The Board of Directors” within this proxy statement for more information about Dr. Dobak.

Kevin Sun has served as our Chief Financial Officer, Treasurer and Secretary since September 2019. Mr. Sun joined DermTech Operations in August 2019 and served in the role of Vice President, Finance. From June 2008 to November 2018, Mr. Sun served in various management and executive roles for Dexcom, Inc. including most recently as Vice President, Corporate Controller and Treasury from November 2017 to November 2018, as Interim Chief Financial Officer from April 2017 to September 2017, as Vice President, Finance from February 2016 to November 2017, and as Senior Director, Finance from March 2014 to February 2016. Prior to Dexcom, Mr. Sun held various roles of increasing responsibility at Biosite Incorporated from 2004 to 2008, most recently as Senior Manager, Financial Planning and Analysis. Mr. Sun holds a B.S. in Business with a dual major in Accounting and Finance, a minor in Psychology, a Masters in Strategic Management and an MBA from the Kelley School of Business at Indiana University.

Todd Wood has served as our Chief Commercial Officer since the completion of the Business Combination in August 2019 and served as Chief Commercial Officer of DermTech Operations between January 2019 and August 2019. From March 2018 to December 2018, Mr. Wood served as Vice President Global Sales for Obalon Therapeutics, a medical device company. Prior to that Mr. Wood served in a variety of executive roles at Allergan including Vice President US Medical Dermatology Sales from June 2016 through March 2018 and as Vice President US Eye Care Sales from March 2013 to June 2016. Mr. Wood received a bachelor’s degree in Marketing from Grand Valley State University.

Ray Akhavan has served as our General Counsel since January 2021, and as our Chief Compliance Officer since March 2021. From February 2017 to January 2021, Mr. Akhavan served as Associate General Counsel and Chief IP Counsel at Ancestry.com Inc. Prior to that, Mr. Akhavan was General Counsel and Chief IP Counsel at Caris Life Sciences, Inc., a cancer molecular diagnostic company, from November 2009 to December 2016. Mr. Akhavan’s experience also includes working at an international law firm, the National Institutes of Health and the United States Patent & Trademark Office. Mr. Akhavan received a J.D. from Washington College of Law at American University and an M.S. in Molecular Biology from George Mason University.

Claudia Ibarra joined us in October 2019 as our Chief Operating Officer and, following a transition period, assumed day-to-day leadership of our operations function in March 2020.  Ms. Ibarra has over 25 years of experience in clinical laboratory operations, in the areas of oncology, immunology and molecular biology. From February 2012 through October 2019, Ms. Ibarra served in various management roles for Exagen Inc., including most recently as Senior Vice President of Laboratory Operations. From March 2006 through February 2012, Ms. Ibarra served in various roles of increasing responsibility at Genoptix, Inc., most recently as the Director of the Molecular Oncology Laboratory and the Molecular Genetic Training Program Coordinator. Ms. Ibarra also has experience at other reference clinical laboratories focused on immunology and solid tumors. Ms. Ibarra holds a degree in Biochemistry with specialization in clinical laboratory science from the University of Buenos Aires, Argentina and a California License as Clinical Laboratory Scientist.

COMPENSATION DISCUSSION AND ANALYSIS

We are a leading genomics company in dermatology and are creating a new category of medicine, precision dermatology. Our mission is to transform dermatology with our non-invasive skin genomics platform, to democratize access to high quality dermatology care, and to improve the lives of millions. We provide genomic analysis of skin samples collected non-invasively using an adhesive patch rather than a scalpel. We market and develop products that facilitate the early detection of skin cancers and are developing products that assess inflammatory diseases and customize drug treatments.

We filed our fiscal-year 2020 proxy statement under the scaled-down reporting rules applicable to emerging growth companies and smaller reporting companies. As of the close of calendar year 2021, we ceased to qualify as an emerging growth company and, therefore, this proxy statement includes additional detail regarding executive compensation that was previously not required, including an advisory vote on the compensation of our named executive officers, which is included as Proposal 3 in this proxy statement; and an advisory vote on the frequency of holding advisory votes on the compensation of our named executive officers, which is included as Proposal 4 in this proxy statement. As permitted by paragraph (3)(i)(C) of the definition of smaller reporting company in Exchange Act Rule 12b-2, we have filed this proxy statement under the scaled-down reporting rules applicable to smaller reporting companies, but have nevertheless included this Compensation Discussion and Analysis voluntarily in order to provide additional context for the advisory votes discussed above and included in Proposals 3 and 4 of this proxy statement.

The following Compensation Discussion and Analysis describes the philosophy, objectives and structure of our 2021 executive compensation program for the following executive officers, who constituted our named executive officers, or NEOs:

Name	Position(s)
John Dobak, M.D.	President, Chief Executive Officer and Class II Director
Kevin Sun, MBA, MSSM	Chief Financial Officer, Treasurer and Secretary
Todd Wood	Chief Commercial Officer
Ray Akhavan	General Counsel and Chief Compliance Officer
Claudia Ibarra	Chief Operating Officer

Executive Summary

2021 Business Highlights

Over the course of 2021, we further developed the precision dermatology market by increasing the number of ordering clinicians, increasing awareness of our DermTech Melanoma Test, growing our billable sample volume, and expanding our commercial team in an effort to drive more awareness and adoption of our technology in the future. To date, we have devoted substantially all of our efforts to product development, increasing revenue and continuing innovation. 2021 was an important year for the Company and our achievements included the following:

Financial Performance

•	Increased our assay revenue to $11.0 million, an increase of 160% compared to 2020.
•	Increased our number of billable samples to approximately 44,620 in 2021, compared to approximately 24,000 in 2020.
•	Increased our assay revenue gross margin to 5% in 2021, compared to negative 38% in 2020.
•

Strengthened our cash, cash equivalents and marketable securities position on our balance sheet to $225.3 million through, among other things, sales of our common stock pursuant to our At-the-market offering, which resulted in net proceeds to us of $23.8 million during the year ended December 31, 2021, our January 2021 underwritten public offering, which resulted in net proceeds to us of $134.6 million, and the exercise of previously outstanding warrants, which resulted in aggregate proceeds to us of approximately $70.3 million.

New Business and Expansion

•

Launched our add-on test for TERT, which, when administered with the DermTech Melanoma Test, has been shown to increase the sensitivity of the DermTech Melanoma Test from 91% to 97% and maintain a negative predictive value of >99%, resulting in a less than 1% probability of missing melanoma.

•	Initiated multiple pilots with primary care integrated delivery networks.

•	Launched a beta test of our telemedicine solution, DermTech Connect, in Florida.
•	Entered into agreements with DermatologistOnCall and BioIQ to expand our telemedicine presence.
•	Expanded our contract research services through the launch of our translational medicine service offering for non-invasive biomarker analysis, DermTech Stratum.

Pipeline Progression and Clinical Evidence

•

Released topline results from the second economic study of the DermTech Melanoma Test, which was conducted by OptumInsight and described the cost savings in the management of melanoma that can be realized by inserting the DermTech Melanoma Test into the existing diagnostic pathway of visual assessment and histopathology.

•

Initiated a collaboration with researchers from the Stanford University School of Medicine on research titled, “A Study of Longitudinal Non-Invasive Cytokine Monitoring in Patients with Hidradenitis Suppurativa.”

•

Initiated a collaboration with researchers from the University of Barcelona to investigate the modulatory effect of targeted therapies in models of inflammatory skin disease. The research study will use DermTech’s Smart Sticker enabled platform to interrogate inflammatory pathways underlying the pathogenesis of atopic dermatitis and psoriasis.

•	Publication of our TRUST study which further supports the DermTech Melanoma Test’s high negative predictive value and ability to enhance early melanoma detection.

In achieving the above, we have continued to execute on our business objectives, improving our products and technologies, and strengthening our financial position.

Compensation Philosophy and Objectives

We operate within a complex business environment, which requires a strong leadership team. We are creating a new category of medicine, precision dermatology, which requires our leadership team to be experienced in commercializing new products, educating physicians and payors about how the DermTech Melanoma Test can improve patient care and reduce healthcare system costs, generating meaningful clinical data, and scaling the organization. The diagnostics industry is also characterized by rapid product development and technological advances, which require our leadership team to be adept at managing these key areas of the business. As a result, the Compensation Committee believes that it is critical to attract, develop, and retain a highly-qualified leadership team with the experience, knowledge, expertise, and vision capable of not only operating a growing commercial organization, but also excelling at developing and commercializing new products, new and improved technologies, and new applications for our existing technologies.

The Compensation Committee seeks to develop total compensation packages that are competitive with programs offered by other companies against which we compete for executive talent. At the same time, the Compensation Committee believes that the compensation paid to our executive officers should be substantially dependent upon our performance and the value we create for stockholders.

To that end, the Compensation Committee has embraced a philosophy of pay-for-performance, whereby an individual’s experience, potential, and contribution to our business determines a substantial portion of his or her actual compensation. The Compensation Committee seeks to: (i) provide meaningful incentives for the attainment of specific financial or operational objectives; (ii) reward those executive officers who make substantial contributions to the attainment of those objectives, and (iii) link executive officer compensation with Company and individual performance.

The Compensation Committee’s objectives include, to:

•	attract, engage and retain talented executive officers responsible for the success of our organization;
•	appropriately align our business objectives and stockholder interests;
•	maintain a reasonable balance across types and purposes of compensation;
•	motivate our executive officers to achieve our annual and long-term financial, operational and other strategic goals and reward performance based on the attainment of such goals;
•	maintain a reasonable and responsible cost structure;
•	appropriately consider risk and reward in the context of our business environment and long-range business plans;
•	provide compensation to our executive officers that is externally competitive, internally equitable, and performance-based; and

•

provide total compensation levels reflective of Company and individual performance and provide our executive officers with the opportunity to receive above-market total compensation for exceptional business performance.

We seek to achieve these objectives in a way that is consistent with the long-term interests of our Company and those of our stakeholders, including our stockholders and employees. We structure the annual compensation of our executive officers, including our NEOs, using three principal elements: base salary, short-term incentive compensation in the form of annual cash bonuses, and long-term incentive compensation in the form of equity awards.

The Compensation Committee believes that our executive compensation program should align executive interests with the drivers of growth and stockholder returns, and support achievement of our primary business goals. The expertise, leadership, and contributions of our executive officers are critical to our ability to create sustained long-term stockholder value. Consequently, our Compensation Committee believes the substantial portion of NEO compensation should be at-risk, variable pay to facilitate the successful execution of our business strategy.

Compensation Process and Benchmarking

Role of the Compensation Committee

The purpose of the Compensation Committee is to:

•	to assist our Board in the discharge of its responsibilities relating to compensation of our chief executive officer;
•	to discharge the responsibilities of our Board relating to compensation of our directors and employees, including executive officers, other than our chief executive officer;
•	to assist our Board in establishing appropriate incentive compensation and equity-based plans and to administer such plans;
•	to oversee the annual process of evaluation of the performance of our management; and
•	to perform such other duties and responsibilities as enumerated in and consistent with the written charter of the Compensation Committee, which is available on our website at www.dermtech.com.

The Compensation Committee, among other things:

•	is comprised solely of independent directors;
•	regularly meets in executive session without members of management present;
•	engages independent compensation consultant to advise on executive compensation matters;
•	reviews its charter on a regular basis; and
•	regularly reviews the realizable compensation of our chief executive officer and other executive officers and the Company’s performance to evaluate the alignment of compensation with performance.

In determining each executive officer’s compensation, the Compensation Committee reviews our corporate financial performance and financial condition and assesses the performance of the individual executive officers. Individual executive officer performance is evaluated by our chief executive officer, in the case of our executive officers other than our chief executive officer, and by our Compensation Committee, in the case of our chief executive officer. Our chief executive officer does not participate in the deliberations of our Compensation Committee or Board regarding his own compensation. Our chief executive officer meets with our Compensation Committee to discuss executive compensation matters and to make recommendations to our Compensation Committee with respect to our other executive officers. Our Compensation Committee is not bound to follow our chief executive officer ’s recommendations and may determine the compensation of our executive officers other than our chief executive officer in its discretion.

Evaluation of management performance and rewards is performed annually or more often, as needed. Although many of our compensation decisions are made in the first quarter of each calendar year, the compensation evaluation process is continuous and compensation discussions and decisions designed to promote our fundamental business objectives and strategies may occur more frequently.

Role of the Compensation Consultant

The Compensation Committee is authorized to engage the services of outside consultants. In 2021, the Compensation Committee engaged Compensia, a national compensation consulting firm, or Compensia, as its compensation consultant to review our executive compensation program, assess the competitiveness of this program, and advise the Compensation Committee on matters related to executive compensation. During 2021, Compensia assisted the Compensation Committee by providing the following services:

•	assisting the Compensation Committee in reviewing and updating an appropriate peer group of companies for purposes of benchmarking our levels of compensation;
•	gathering and analyzing compensation data from available compensation surveys;
•

advising the Compensation Committee on policies and practices related to executive officer and director stock ownership and structuring of such policies and practices relative to peer group companies’ publicly disclosed policies and practices;

•	assisting the Compensation Committee in assessing the competitiveness of our executive compensation program; and
•	providing guidance concerning changes in competitive executive compensation standards in response to the COVID-19 pandemic amongst our peer group.

Compensia served at the discretion of and reported directly to our Compensation Committee. Our Compensation Committee assessed Compensia’s independence, taking into account, among other things, the independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable Nasdaq Listing Standards, and concluded that there were no conflicts of interest with respect to the work that Compensia performed for our Compensation Committee in 2021. Compensia did not provide any services to us or our management in 2021 other than those provided to our Compensation Committee and our board of directors as described above.

Use of Competitive Market Data

The Compensation Committee regularly considers the appropriate compensation levels for our executive officers, including our NEOs, and, as part of that process, considers compensation levels provided by comparable, or peer, companies in order to ensure that our target total direct compensation is competitive with the compensation paid within the industry and is appropriate given the NEO’s level of responsibilities. However, the Compensation Committee recognizes that consideration of such comparative data alone is an imperfect tool for establishing competitive compensation packages as the job responsibilities of persons with similar titles may vary significantly from company to company, and a person’s title is not necessarily descriptive of a person’s duties.

As directed by the Compensation Committee, Compensia identified a peer group appropriate for purposes of comparing compensation levels and practices for 2021. When selecting appropriate peers, Compensia used peer companies, the following general criteria:

•	Location – Headquartered in the United States;
•	Industry – public biotechnology, health care supplies, and life science tools and services;
•	Revenues – less than $500 million; and
•	Market Capitalization – between $260 million and $4.2 billion.

The companies considered by Compensia and approved by our Compensation Committee for purposes of their 2021 executive compensation assessments, or the Peer Group, were as follows:

Accolade	Castle Biosciences	Natus Medical
Adaptive Biotechnologies	Cerus	Nautilus Biotechnology
Alphatec Holdings	Codexis	Personalis
Arcturus Therapeutics Holdings	Fluidigm	Pulse Biosciences
Bionano Genomics	IDEAYA Biosciences	Senseonics Holdings
Bioventus	Meridian Bioscience	Singular Genomics Systems
CareDx	Nanostring Technologies	Veracyte

With Compensia’s assistance, our Compensation Committee used compensation data from the public filings of the companies in the Peer Group and data from the Radford’s Global Life Sciences Survey, which included data from 36 life science companies of similar industry and size to the Company, to establish a competitive market range within which our NEO’s compensation could be positioned. Compensia provided the Compensation Committee with an analysis that identified the competitive market median range for each executive officer based on their respective, or substantially similar, positions at companies within the Peer Group. In cases where the data from the Peer Group was unavailable or insufficient, a competitive market median range was derived from the Radford survey data reflecting companies of comparable size and business profile.

Our Compensation Committee evaluated the cash and equity compensation data analyzed in Compensia’s report, combined with its review of each executive officer’s past individual performance, level of responsibility, and expected future contributions to the Company in setting base salary levels and determining the design and size of equity awards for 2021. Our Compensation Committee believes that relying upon the Peer Group data alone is not sufficient for setting compensation levels but is important as a reference point in making its compensation decisions.

After considering the results of Compensia’s report, the Compensation Committee determined for 2021, that it was appropriate to target the same approximate percentiles of the Peer Group that it targeted for 2020: the 25th to 50th percentile of the Peer Group for base salaries, the 50th percentile of the Peer Group for target annual cash incentives, and the 50th to 75th percentile of the Peer Group competitive market for equity awards. The target percentiles of the Peer Group competitive market for base salaries and target annual cash bonuses were selected by our Compensation Committee with the goal of providing a total target cash compensation opportunity that for our executive officers was likely promote motivation and retention in light of each executive officer’s reflected role and scope of responsibilities. The target percentiles of the Peer Group competitive market for equity awards were selected with the goal of making a significant portion of the executive officers’ target total direct compensation “at risk” and aligned with the interests of our stockholders. This 50th percentile level was the same level generally targeted for equity awards among all of our non-executive employees for 2021.

Elements of our Compensation Program

Our executive compensation program consists of three primary elements: base salaries, annual cash incentives, and long-term incentive compensation opportunities in the form of equity awards:

Element	Performance Period	Objective	Performance Measured / Rewarded
Base Salary	Annual	Provide NEOs with fixed compensation as a means to attract, retain, and reward top talent and reflect an NEO’s responsibilities and performance.	Reward NEOs for key performance and contributions
Annual Incentive Cash Bonuses	Annual	Reward achievement of annual Company goals subject to meeting individual performance expectations	Cash bonuses reward NEOs for their individual performance and the performance of the Company over and based on the Company’s financial and strategic goals.
Long-Term Incentive Equity Awards	Long-Term (four years)	Align the interests of NEOs and our stockholders by supporting the achievement of strong share price growth and serve as an important retention vehicle.	NEOs receive a mix of restricted stock unit awards and stock options, each with time-based vesting to reward long-term stock price growth and encourage retention.

We are committed to maintaining a strong performance orientation in our executive compensation program and effective corporate governance practices for a company at our development stage and industry. As such, we routinely review our program design and policies and practices. Some of the governance practices we observe include:

What We Do

☑ Pay-for-performance alignment—our annual cash incentive program includes both financial and non-financial performance metrics

☑ Maintain an Insider Trading Policy

☑ Align compensation with stockholder interests

☑ Maintain “double trigger” payments and benefits in the event of a Change in Control

☑ Conduct annual compensation review

☑ Recommend an annual stockholder advisory vote on NEO compensation

☑ Provide limited perquisites to our executive officers

☑ Maintain director and executive officer stock ownership guidelines

☑ Balance mix of fixed and variable compensation

☑ Multi-year vesting requirements for stock options and restricted stock unit awards

☑ Robust anti-hedging and pledging policies

☑ Retain an independent compensation consultant

☑ Only independent directors serve on the audit, compensation and nominating and corporate governance committees of our Board

What We Do Not Do

☒ Provide excessive severance payments

☒ Use excise tax gross-ups

☒ Use guaranteed bonuses

☒ Provide “single trigger” change-in-control severance payments and benefits

☒ Provide excessive perquisites

☒ Provide special executive retirement plans

☒ Provide special welfare benefits to our executive officers ☒ Permit certain direct or indirect option repricings without stockholder consent

Base Salary

Base salary is the only fixed component of our NEO’s total cash compensation and provides competitive pay to attract and retain our executive officers. Generally, we use base salary to provide each NEO with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests and the best interests of our stockholders. Annual base salary decisions are made after evaluating competitive market data as well as the skills and experience that each individual brings to the Company and the performance contributions each makes.

Base salary changes in 2021 varied among the NEOs due either to merit increases and/or market adjustments up to levels that approximate the 25th to 50th percentile of base salaries of comparable position with companies in the Peer Group. The increases in 2021 were based on an assessment of the following factors:

•	peer group data and external market information;
•	individual performance;
•	the level of responsibility assumed and the nature and complexity of each NEO’s role;
•	the leadership demonstrated to create and promote a day-to-day working environment; and
•	the desire to attract, engage, and retain NEOs capable of achieving the Company’s strategic objectives and the marketability and criticality of retention of our NEOs.

Annual base salaries for our NEOs as of December 31, 2020 and December 31, 2021 were as follows:

Named Executive Officer	2020	2021		Increase
John Dobak, M.D.	$480,000	$580,000	(1)	20.8%
Kevin Sun, MBA, MSSM	$308,000	$370,000	(2)	20.1%
Todd Wood	$315,000	$380,000	(3)	20.6%
Ray Akhavan	N/A	$350,000	(4)	N/A
Claudia Ibarra	$285,000	$335,000	(5)	17.5%

*See footnotes for a description of the changes to base salary that were effected throughout 2021. Actual amounts of salary paid to our NEOs are described in the “Summary Compensation Table” below.

(1) Effective January 1, 2021, John Dobak, M.D.’s annual base salary was increased to $580,000 pursuant to annual discretionary raises as determined by our Compensation Committee.

(2) Effective January 1, 2021, Mr. Sun’s annual base salary was increased to $370,000 pursuant to annual discretionary raises as determined by our Compensation Committee.

(3) Effective January 1, 2021, Mr. Wood’s annual base salary was increased to $380,000 pursuant to annual discretionary raises as determined by our Compensation Committee.

(4) Mr. Akhavan’s employment with the Company began on January 5, 2021.

(5) Effective January 1, 2021, Ms. Ibarra’s annual base salary was increased to $335,000 pursuant to annual discretionary raises as determined by our Compensation Committee.

Annual Incentive Cash Bonuses

Our 2021 Corporate Bonus Plan, or the 2021 Bonus Plan, is designed to provide a financial incentive to reward key executive officers for the achievement of annual corporate performance objectives. Under our 2021 Bonus Plan, each NEO has a target bonus determined annually by our Compensation Committee expressed as a percentage of the amount of his or her base salary received during the fiscal year. Payments under the 2021 Bonus Plan are primarily based on the achievement of goals determined by the Compensation Committee. However, the 2021 Bonus Plan provides that our Compensation Committee has authority and discretion to adjust goals and determine goal achievement, and modify, increase or decrease any bonus payments at any time. We believe this flexibility is important in that it allows our Compensation Committee to adapt to unexpected market or other conditions that might otherwise cause a misalignment of our 2021 Bonus Plan and the objectives we intend it to serve.

For purposes of our 2021 Bonus Plan, the target bonuses set by the Board or the Compensation Committee ranged from zero to 124% of the respective salaries the 2021 Bonus Plan participants earned in 2021. For 2021, our Compensation Committee set goals under the 2021 Bonus Plan regarding the following metrics: billable sample volumes, assay revenue, telehealth image submissions and number and quality of telehealth platform partners, volume of Luminate tests sold, and infrastructure developments. For each of these metrics, in the first quarter of 2021, the Compensation Committee established performance thresholds at the following levels: less than 50% achievement; 60% achievement; 80% achievement; 100% achievement; 110% achievement; and 120% or greater achievement.

Based on the Company’s 2021 performance, our Compensation Committee determined that the metrics it established under the 2021 Bonus Plan were 50% achieved.  Accordingly, each NEO’s earned bonus for 2021 is equal to the product of (x) the amount of his or her base salary received during the fiscal year, and (y) 50% of the NEO’s target bonus under the Bonus Plan. Awards under our 2021 Bonus Plan are typically paid in the quarter following the close of the performance period.

The cash bonuses paid to our NEOs for 2021 were:

Named Executive Officer	Base Salary for Purposes of Bonus Calculation	2021 Annual Target Bonus (% of salary)	Achievement Percentage	2021 Earned Bonus
John Dobak, M.D.	$ 580,000	70%	50%	$ 203,000
Kevin Sun, MBA, MSSM	$ 370,000	40%	50%	$ 74,000
Todd Wood	$ 380,000	50%	50%	$ 95,000
Ray Akhavan	$ 347,532	40%	50%	$ 69,000
Claudia Ibarra	$ 335,000	40%	50%	$ 67,000

Long-Term Incentives

Our focus on long-term value creation lead us to develop an executive compensation program that heavily weights equity compensation, which consists of stock options and restricted stock units, relative to cash compensation. We use equity compensation that vests over a multi-year period to see that a significant portion of our NEO’s compensation opportunity is tied to increasing stockholder value. We believe this serves as incentive to drive appreciation in our stock price and long-term value creation, and enables us to further our executive retention objectives. We also believe that equity participation establishes a sense of ownership and aligns executive officer interests with those of our other stockholders.

In 2021, we provided our executives’ target long-term incentive compensation via a mix of stock options and restricted stock units. Approximately 50% of the value of our equity awards granted in 2021 was in the form of time-based stock options, and 50% of the value was in the form of time-based restricted stock units. Our standard practice is to require that restricted stock units vest over four years in equal quarterly installments on the anniversary of the date of grant, beginning at the first anniversary of the date of grant and that stock options vest over four years with one quarter of the stock options vesting on the first anniversary of the date of grant and the balance vesting monthly over a three-year period, in each case subject to the continued service of the recipient. The Compensation Committee believes this structure is appropriate for us given our current competitive recruiting landscape, our current company size and our current growth trajectory.  In 2021, we granted our NEOs the restricted stock units and stock options reflected in the following table, each of which vests in accordance with the applicable vesting schedule described above except as otherwise indicated in the footnotes to the following table:

Named Executive Officer	Restricted Stock Units		Stock Options
	(#)	($)(1)	(#)	($)(2)
John Dobak, M.D.	29,195	$1,298,591	43,455	$1,300,174
Kevin Sun, MBA, MSSM	8,020	$356,729	11,937	$357,155
Todd Wood	8,162	$363,045	12,148	$363,468
Ray Akhavan (3)	36,250	$1,158,909	62,500	$1,298,125
Claudia Ibarra	5,985	$266,212	8,908	$266,527

(1)

Amounts set forth in this column generally represent the aggregate grant date fair value of the restricted stock unit awards granted to each NEO, computed in accordance with ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs. The actual value, if any, that may be realized from an restricted stock unit award is contingent upon the satisfaction of the conditions to vesting of that award and the price of our common stock on the date the shares underlying the restricted stock units are sold.

(2)

Amounts set forth in this column represent the aggregate grant date fair value of the option awards granted to each NEO, computed in accordance with ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs. The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting of that award, and upon the excess of the stock price at which the shares underlying the option are sold over the exercise price, if any.

(3)

5,000 of the restricted stock units vest in full on January 5, 2022. 31,250 of the restricted stock units vest as follows: (i) twelve forty-eighths (12/48) of the restricted stock units vest on January 5, 2022 and the remaining thirty-six forty-eighths (36/48) vest in twelve (12) equal installments of three forty-eighths (3/48) on the fifth day of each third month following January 5, 2022 until the final vesting date on January 5, 2025. Of the 62,500 stock options, twelve forty-eighths (12/48) of the shares exercisable pursuant to the option vest on January 5, 2022 and the remaining thirty-six forty-eighths (36/48) vest in thirty-six (36) equal monthly installments of one forty-eighth (1/48) on the fifth day of each month following January 5, 2022 until the final vesting date on January 5, 2025.

Health and Welfare Benefits

We provide our NEOs with other benefits that we believe are reasonable and consistent with, or less than, what our Peer Group offers their executive officers and that help us to attract and retain high quality executives. The Compensation Committee periodically reviews the levels of benefits provided to our executive officers to ensure they remain reasonable and consistent with our compensation philosophy.

Our NEOs are eligible to participate in all of our employee benefit plans, such as our 401(k) Plan, medical, dental, vision coverage, short-term disability, long-term disability, group life insurance, accidental death and dismemberment benefits, employee assistance plan and the 2020 Employee Stock Purchase Plan, in each case on the same basis as our other employees. We do not currently offer pension or other retirement benefits for our NEOs other than the 401(k) Plan.

Hedging and Pledging Prohibitions

Our insider trading policy prohibits our directors, officers (including our NEOs and other executive officers), employees and agents, as well as their immediate family members, from engaging in short sales of our securities and from engaging in transactions in publicly-traded options and other derivative securities with respect to our securities. This prohibition extends to any hedging or similar transactions designed to decrease the risks associated with holding our securities. Our insider trading policy also prohibits certain individuals, including our directors and executive officers, from use of the Company’s securities to secure a margin or other loan.

Change of Control and Severance Benefits

Change in Control and Severance Plan

Dr. Dobak, Messrs. Sun, Wood, and Akhavan and Ms. Ibarra are each participants in our change of control and severance plan, referred to as the Severance Plan, in each case providing for certain change of control related severance payments and benefits. For more information regarding our change of control related severance payments and benefits, please see the section below entitled “Employment, Severance and Change in Control Agreements.” The Compensation Committee believes that these change of control related severance payments and benefits are an important element of our executive compensation program, which have particular importance in the context of a change in control. The Company change of control related severance payments and benefits under the Severance Plan, including equity award vesting acceleration, are structured on a “double-trigger” basis, meaning that the executive officer must experience an actual termination of employment without cause or resign for good reason within twelve months following a change in control in order for the payments and benefits to become due. The Compensation Committee believes that the events triggering payment, comprising of a change in control and either a termination other than for cause or resignation for good reason, are appropriate conditions for the ensuing benefits. It is the Compensation Committee’s belief that providing change in control payments and benefits should reduce any reluctance of our executive officers to diligently consider and pursue potential change in control transactions that may be in the best interests of our stockholders.

The Severance Plan also provides for certain severance payments and benefits in the event of an involuntary termination of employment without cause outside of the twelve months following a change in control, including continued payment of certain healthcare benefits, certain severance and bonus payments and partial acceleration of unvested equity awards, in exchange for a general release of claims, in favor of the Company. Our Board and Compensation Committee believe that the non-change in control related severance payments and benefits provided to our NEOs are each an important element of their retention and motivation and are consistent with compensation arrangements provided in a competitive market for executive talent. It is further believed that the payments and benefits of such severance arrangements, including generally requiring a release of claims in favor of the Company as a condition to receiving the severance payments and benefits, are in the best interests of the Company and its stockholders.

Accounting and Tax Considerations

We account for stock-based awards exchanged for employee services in accordance with the Financial Accounting Standards Board Accounting Standards Codification No. 718, Compensation-Stock Compensation, or FASB ASC Topic 718. In accordance with FASB ASC Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense over the period during which it is earned.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management and, based on such review and discussions, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the DermTech, Inc. Compensation Committee:

Matthew Posard (Chair)

Cynthia Collins

Herm Rosenman

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

2021 Summary Compensation Table

The following table provides information regarding the compensation paid to, or earned by, our NEOs during years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
John Dobak, M.D. President and Chief Executive Officer	2021	580,000	—	1,298,591	(3)	1,300,174	(4)	203,000	413	(5)	3,382,178
	2020	480,000	—	1,395,675	(3)	1,400,849	(4)	187,200	557	(5)	3,464,281
	2019	358,263	107,479	123,715	(6)	186,063	(7)	—	741,241	(8)	1,516,761

Kevin Sun, MBA, MSSM Chief Financial Officer	2021	370,000	—	356,729	(3)	357,155	(4)	74,000	516	(5)	1,158,400
	2020	308,000	—	1,803,281	(3)	491,307	(4)	69,956	696	(5)	2,673,240
	2019	300,000	21,534	—		—		—	163	(5)	321,697

Todd Wood Chief Commercial Officer	2021	380,000	—	363,046	(3)	363,468	(4)	95,000	413	(5)	1,201,927
	2020	315,000	—	404,485	(3)	380,153	(4)	102,375	557	(5)	1,202,570
	2019	275,000	79,336	—		152,738	(4)	—	447	(5)	507,521
Ray Akhavan(9) General Counsel and Chief Compliance Officer	2021	347,532	—	1,158,909	(3)	1,298,125	(4)	69,506	126,914	(10)	3,000,986

Claudia Ibarra(11) Chief Operating Officer	2021	335,000	—	266,212	(3)	266,527	(4)	67,000	413	(5)	935,152
	2020	285,000	—	1,480,166	(3)	232,248	(4)	64,838	557	(5)	2,062,809

(1)	Amounts reported represent bonus amounts paid in the discretion of the Board or our Compensation Committee.
(2)

Amounts reported represent performance-based cash bonus amounts paid pursuant to our 2020 Bonus Plan, or 2021 Bonus Plan, as applicable, which reflects payments of 50% and 65% of the NEOs’ respective target bonuses for 2021 and 2020, respectively.

(3)	Amounts reported represent the aggregate fair value of stock awards computed as of the grant date of each stock award in accordance with FASB ASC Topic 718.
(4)	Amounts reported represent the aggregate fair value of option awards computed as of the grant date of each option award in accordance with FASB ASC Topic 718.
(5)	Amounts reported represent life insurance premiums.
(6)

Amount reported represents the aggregate incremental fair value of stock awards computed in accordance with FASB ASC Topic 718, resulting from the acceleration of vesting of such stock awards in connection with the Business Combination (the “Incremental Stock Award Acceleration Fair Value”).

(7)

Amount reported represents (i) the aggregate fair value of option awards computed as of the grant date of each option award in accordance with FASB ASC Topic 718, in the amount of $100,347; plus (ii) the aggregate incremental fair value of option awards computed in accordance with FASB ASC Topic 718 resulting from the acceleration of vesting of such option awards in connection with the Business Combination (the “Incremental Option Award Acceleration Fair Value”), in the amount of $85,716.

(8)

Of the total amount of All Other Compensation in 2019 for Dr. Dobak, the amount attributable to the value of acceleration of vesting of stock awards and option awards in connection with the Business Combination was $740,754. Such amount included in the All Other Compensation column represents: (a) the product of (1) the number of shares of common stock underlying stock awards and option awards held by Dr. Dobak with respect to which vesting accelerated in connection with the Business Combination and (2) $6.50, our estimate of the fair market value of our common stock as of the date of acceleration of vesting (which figure is based on the price per share in our private placement financing that closed concurrently with the Business Combination); less (b) the sum of (1) the aggregate exercise price of option awards held by Dr. Dobak with respect to which vesting accelerated in connection with the Business Combination, (2) the Incremental Stock Award Acceleration Fair Value (which amount is reported in the Stock Awards column) and (3) the Incremental Option Award Acceleration Fair Value (which amount is included in the amount reported in the Option Awards column). The balance of $487 represents life insurance premiums.

(9)

Mr. Akhavan commenced employment with the Company on January 5, 2021 and was not an NEO in 2020 or 2019. Accordingly, 2020 and 2019 compensation information for Mr. Akhavan is not included in this table.

(10)	Amount reported represents the sum of (1) reimbursement of relocation expenses in the amount of $46,535, (2) sign-on bonus in the amount of $80,000 and (3) life insurance premiums of $379.
(11)	Ms. Ibarra commenced employment with the Company on October 29, 2019 and was not an NEO in 2019. Accordingly, 2019 compensation information for Ms. Ibarra is not included in this table.

2021 Grants of Plan-Based Awards Table

The following table presents, for each of our NEOs, information concerning each grant of an equity award made during the fiscal year ended December 31, 2021. This information supplements the information about these awards set forth in the 2021 Summary Compensation Table and the 2021 Outstanding Equity Awards at Fiscal Year-End Table.

		Option Awards				Stock Awards
Name	Grant Date	Number of Options Granted on Date (#)		Option Exercise Price ($)	Grant Date Fair Value of Stock Option ($)(1)	Number of shares of stock or units (#)		Stock Award Exercise Price ($)	Grant Date Fair Value of Stock Awards ($)(2)
John Dobak, M.D.	1/14/2020	76,861	(3)	9.73	433,496
	1/17/2020					26,901	(4)	—	306,938
	3/18/2020					17,842	(5)	—	181,095
	6/25/2020	107,215	(6)	14.90	967,353
	6/25/2020					60,916	(7)	—	907,642
	3/29/2021	43,455	(8)	44.48	1,300,174
	3/29/2021					29,195	(9)	—	1,298,591
Kevin Sun, MBA, MSSM	1/14/2020	30,983	(3)	9.73	174,744
	1/17/2020					132,032	(10)	—	1,506,472
	6/24/2020	35,108	(11)	14.88	316,563
	6/24/2020					19,947	(7)	—	296,809
	3/29/2021	11,937	(8)	44.48	357,155
	3/29/2021					8,020	(9)	—	356,729
Todd Wood	1/14/2020	22,535	(3)	9.73	127,097
	1/17/2020					14,647	(4)	—	167,121
	6/24/2020	28,077	(11)	14.88	253,056
	6/24/2020					15,952	(7)	—	237,364
	3/29/2021	12,148	(8)	44.48	363,468
	3/29/2021					8,162	(9)	—	363,045
Ray Akhavan	1/5/2021	62,500	(12)	31.97	1,298,125
	1/5/2021					36,250	(13)	—	1,158,909
Claudia Ibarra	1/17/2020					110,625	(14)	—	1,262,220
	6/24/2020	25,780	(11)	14.88	232,248
	6/24/2020					14,647	(7)	—	217,946
	3/29/2021	8,908	(8)	44.48	266,527
	3/29/2021					5,985	(9)	—	266,212

(1)	The amounts reported in this column reflect the aggregate grant date fair value of the stock option granted in 2021, determined in accordance with FASB ASC Topic 718.
(2)	The amounts reported in this column reflect the aggregate grant date fair value of the stock awards granted in 2021, determined in accordance with FASB ASC Topic 718.
(3)	The option vests in a series of thirty-six (36) successive equal monthly installments commencing one month following January 14, 2020, such that the option will be fully vested on January 14, 2023.

(4)

Nine thirty-sixths (9/36) of the restricted stock units vested on September 7, 2020 and the remaining twenty-seven thirty-sixths (27/36) vest in nine (9) equal installments of three thirty-sixths (3/36) on the seventh day of each third month following September 7, 2020 until the final vesting date on December 7, 2022.

(5)	All of the restricted stock units vest in a single installment on March 18, 2021.
(6)

Twelve forty-eighths (12/48) of the shares exercisable pursuant to the option vest on June 25, 2021 and the remaining thirty-six forty-eighths (36/48) vest in thirty-six (36) equal monthly installments of one forty-eighth (1/48) on the twenty-fifth day of each month following June 25, 2021 until the final vesting date on June 25, 2024.

(7)

Twelve forty-eighths (12/48) of the restricted stock units vest on June 10, 2021 and the remaining thirty-six forty-eighths (36/48) vest in twelve (12) equal installments of three forty-eighths (3/48) on the tenth day of each third month following June 10, 2021 until the final vesting date on June 10, 2024.

(8)

Twelve forty-eighths (12/48) of the shares exercisable pursuant to the option vest on March 29, 2022 and the remaining thirty-six forty-eighths (36/48) vest in thirty-six (36) equal monthly installments of one forty-eighth (1/48) on the twenty-ninth day of each month following March 29, 2022 until the final vesting date on March 29, 2025.

(9)

Twelve forty-eighths (12/48) of the restricted stock units vest on March 5, 2022 and the remaining thirty-six forty-eighths (36/48) vest in twelve (12) equal installments of three forty-eighths (3/48) on the fifth day of each third month following March 5, 2022 until the final vesting date on March 5, 2025.

(10)

Twelve forty-eighths (12/48) of the restricted stock units vested on September 7, 2020 and the remaining thirty-six forty-eighths (36/48) vest in twelve (12) equal installments of three forty-eighths (3/48) on the seventh day of each third month following September 7, 2020 until the final vesting date on September 7, 2023.

(11)

Twelve forty-eighths (12/48) of the shares exercisable pursuant to the option vest on June 24, 2021 and the remaining thirty-six forty-eighths (36/48) vest in thirty-six (36) equal monthly installments of one forty-eighth (1/48) on the twenty-fourth day of each month following June 24, 2021 until the final vesting date on June 24, 2024.

(12)

Twelve forty-eighths (12/48) of the shares exercisable pursuant to the option vest on January 5, 2022 and the remaining thirty-six forty-eighths (36/48) vest in thirty-six (36) equal monthly installments of one forty-eighth (1/48) on the fifth day of each month following January 5, 2022 until the final vesting date on January 5, 2025.

(13)

5,000 of the restricted stock units vest in full on January 5, 2022. 31,250 of the restricted stock units vest as follows: (i) twelve forty-eighths (12/48) of the restricted stock units vest on January 5, 2022 and the remaining thirty-six forty-eighths (36/48) vest in twelve (12) equal installments of three forty-eighths (3/48) on the fifth day of each third month following January 5, 2022 until the final vesting date on January 5, 2025.

(14)

Nine forty-eighths (9/48) of the restricted stock units vested on September 7, 2020 and the remaining thirty-nine forty-eighths (39/48) vest in thirteen (13) equal installments of three forty-eighths (3/48) on the seventh day of each third month following September 7, 2020 until the final vesting date on December 7, 2023.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We entered into an executive employment agreement with our Chief Executive Officer, John Dobak, and employment offer letters with our Chief Financial Officer, Kevin Sun, our Chief Commercial Officer, Todd Wood, our General Counsel and Chief Compliance Officer, Ray Akhavan and our Chief Operating Officer, Claudia Ibarra, each in connection with their employment with us, the material terms of which are described below. Except as noted below, these documents provide for “at will” employment. In addition, the NEOs have entered into confidentiality agreements obligating them to refrain from disclosing any of our proprietary information received during the course of their employment.

John Dobak, M.D.

We entered into an executive employment agreement with Dr. Dobak, as our Chief Executive Officer and President, on June 26, 2012. Pursuant to the terms of this agreement, Dr. Dobak’s initial annual base salary was $250,000, which salary has since increased to $580,000 pursuant to annual discretionary raises as determined by our Compensation Committee and Board. In connection with his hiring, Dr. Dobak received a stock option grant exercisable for up to 5% of DermTech Operations’ fully-diluted capitalization at an exercise price equal to the fair market value of our common stock on the date of the grant. Following both the initial closing of the sale of our Series B Preferred Stock and the May 11, 2017 closing of the sale of our Series C Preferred Stock, Dr. Dobak also received one-time additional options to purchase the number of shares of common stock such that, immediately following each such closing, the aggregate number of shares subject to options granted to Dr. Dobak would represent 5% of our outstanding shares of common stock. On February 28, 2014, we amended our employment agreement with Dr. Dobak, which amendment, among other things, provided for the payment of cash and equity bonus awards in connection with the closing of our next qualified financing, which occurred on May 11, 2017 at one of the closings of the sale of our Series C Preferred Stock. Dr. Dobak’s employment agreement also provided for certain severance benefits, which have since been superseded by Dr. Dobak’s participation agreement under the Severance Plan.

On January 4, 2019, Dr. Dobak was granted an option to purchase 137,175 shares of DermTech Operations common stock, at an exercise price of $1.12 per share and vesting monthly over four years.

Our Compensation Committee deemed the Business Combination a change in control for purposes of Dr. Dobak’s employment agreement. In addition, our Board deemed any resignation of Dr. Dobak during the 18-month period following such change in control a resignation for good reason for purposes of his employment agreement. The Board also fully accelerated the vesting of all shares of DermTech Operations common stock underlying each of Dr. Dobak’s outstanding stock options and restricted stock units effective as of immediately prior to the consummation of the Business Combination.

On January 14, 2020, following the recommendation of the Compensation Committee, the Board granted to Dr. Dobak (i) an option to purchase 76,861 shares of common stock and (ii) 26,901 restricted stock units, each representing the contingent right to receive one share of common stock. The option grant was effective on January 14, 2020 and the grant of restricted stock units was effective on January 17, 2020. The options have an exercise price of $9.73 per share and vest in equal monthly installments over the 36 months following the date of grant. Twenty-five percent of the restricted stock units awarded to Dr. Dobak vest on September 7, 2020 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on December 7, 2022.

On March 18, 2020, the Board approved a discretionary grant to Dr. Dobak under our stock plan of restricted stock units representing the contingent right to receive 17,842 shares of our common stock. All of the restricted stock units awarded to Dr. Dobak vested in a single installment on March 18, 2021.

On June 25, 2020, the Board granted to Dr. Dobak an annual grant for 2020 of (i) an option to purchase 107,215 shares of common stock and (ii) 60,916 restricted stock units, each representing the contingent right to receive one share of common stock. The options have an exercise price of $14.90 per share. Twenty-five percent of the options vest on June 25, 2021 and the remaining seventy-five percent of the options vest in equal monthly installments over the 36 months following June 25, 2021. Twenty‑five percent of the restricted stock units awarded to Dr. Dobak vest on June 10, 2021 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on June 10, 2024.

On March 29, 2021, the Board granted to Dr. Dobak an annual grant for 2021 of (i) an option to purchase 43,455 shares of common stock and (ii) 29,195 restricted stock units, each representing the contingent right to receive one share of common stock. The options have an exercise price of $44.48 per share. Twenty-five percent of the options vest on March 29, 2022 and the remaining seventy-five percent of the options vest in equal monthly installments over the 36 months following March 29, 2022. Twenty‑five percent of the restricted stock units awarded to Dr. Dobak vest on March 5, 2022 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on March 5, 2025.

On March 25, 2022, the Board granted to Dr. Dobak an annual grant for 2022 of 209,527 restricted stock units, each representing the contingent right to receive one share of common stock. One third of the restricted stock units awarded to Dr. Dobak vest on March 5, 2023 and the remaining two thirds vest in equal quarterly installments until fully vested on March 5, 2025.

As further described below in the section entitled “2020 Corporate Bonus Plan,” Dr. Dobak was eligible to receive a performance-based cash bonus pursuant to our 2020 Bonus Plan. Dr. Dobak’s target bonus under the 2020 Bonus Plan was 60% of his base salary earned during the 2020 fiscal year, with a maximum payout of 73.2% upon exceeding targets for specified corporate objectives and achieving stretch goals. Following the recommendation of the Compensation Committee, the Board approved a performance-based cash bonus to Dr. Dobak of $187,200, which was 65% of Dr. Dobak’s target bonus under the 2020 Bonus Plan and 39% of his base salary earned during 2020.

As further described below in the section entitled “2021 Corporate Bonus Plan,” Dr. Dobak was eligible to receive a performance-based cash bonus pursuant to our 2021 Bonus Plan. Dr. Dobak’s target bonus under the 2021 Bonus Plan was 70% of his base salary earned during the 2021 fiscal year, with a maximum payout of 85.4% upon exceeding targets for specified corporate objectives and achieving stretch goals. Following the recommendation of the Compensation Committee, the Board approved a performance-based cash bonus to Dr. Dobak of $203,000, which was 50% of Dr. Dobak’s target bonus under the 2021 Bonus Plan and 35% of his base salary earned during 2021.

Kevin Sun, MBA, MSSM

Mr. Sun’s employment, initially as our Vice President of Finance and then as our Chief Financial Officer, Treasurer and Secretary as of September 12, 2019, is at-will and began on August 22, 2019 pursuant to an offer of employment letter from us. Mr. Sun’s initial annual base salary was $300,000 and it has since increased to $370,000 pursuant to annual discretionary raises as determined by our Compensation Committee. Mr. Sun’s employment agreement also provided for certain severance benefits, which have since been superseded by Mr. Sun’s participation agreement under the Severance Plan.

Mr. Sun’s offer of employment letter also provided that Mr. Sun was to be granted an initial incentive stock option or restricted stock units representing up to one percent of the Company’s fully diluted capitalization at the time of the grant, with vesting terms similar to equity awards previously granted to other officers of the Company.

On January 14, 2020, in accordance with Mr. Sun’s offer of employment letter, the Compensation Committee granted to Mr. Sun 132,032 restricted stock units, each representing the contingent right to receive one share of common stock. The grant of restricted stock units was effective on January 17, 2020. Twenty-five percent of the restricted stock units awarded to Mr. Sun vest on September 7, 2020 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on September 7, 2023. Also on January 14, 2020, the Compensation Committee granted to Mr. Sun an option to purchase 30,983 shares of common stock. The option grant was effective on January 14, 2020. The options have an exercise price of $9.73 per share and vest in equal monthly installments over the 36 months following the date of grant.

On June 24, 2020, the Compensation Committee granted to Mr. Sun an annual grant for 2020 of (i) an option to purchase 35,108 shares of common stock and (ii) 19,947 restricted stock units, each representing the contingent right to receive one share of common stock. The options have an exercise price of $14.88 per share. Twenty-five percent of the options vest on June 24, 2021 and the remaining seventy-five percent of the options vest in equal monthly installments over the 36 months following June 24, 2021. Twenty‑five percent of the restricted stock units awarded to Mr. Sun vest on June 10, 2021 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on June 10, 2024.

On March 29, 2021, the Compensation Committee granted to Mr. Sun an annual grant for 2021 of (i) an option to purchase 11,937 shares of common stock and (ii) 8,020 restricted stock units, each representing the contingent right to receive one share of common stock. The options have an exercise price of $44.48 per share. Twenty-five percent of the options vest on March 29, 2022 and the remaining seventy-five percent of the options vest in equal monthly installments over the 36 months following March 29, 2022. Twenty‑five percent of the restricted stock units awarded to Mr. Sun vest on March 5, 2022 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on March 5, 2025.

On March 23, 2022, the Compensation Committee granted to Mr. Sun an annual grant for 2022 of 75,215 restricted stock units, each representing the contingent right to receive one share of common stock. One third of the restricted stock units awarded to Mr. Sun vest on March 5, 2023 and the remaining two thirds vest in equal quarterly installments until fully vested on March 5, 2025.

As further described below in the section entitled “2020 Corporate Bonus Plan,” Mr. Sun was eligible to receive a performance-based cash bonus pursuant to our 2020 Bonus Plan. Mr. Sun’s target bonus under the 2020 Bonus Plan was 35% of his base salary earned during the 2020 fiscal year, with a maximum payout of 42.7% upon exceeding targets for specified corporate objectives and achieving stretch goals. The Compensation Committee approved a performance-based cash bonus to Mr. Sun of $69,956, which was 65% of Mr. Sun’s target bonus under the 2020 Bonus Plan and 23% of his base salary earned during 2020.

As further described below in the section entitled “2021 Corporate Bonus Plan,” Mr. Sun was eligible to receive a performance-based cash bonus pursuant to our 2021 Bonus Plan. Mr. Sun’s target bonus under the 2021 Bonus Plan was 40% of his base salary earned during the 2021 fiscal year, with a maximum payout of 48.8% upon exceeding targets for specified corporate objectives and achieving stretch goals. The Compensation Committee approved a performance-based cash bonus to Mr. Sun of $74,000, which was 50% of Mr. Sun’s target bonus under the 2021 Bonus Plan and 20% of his base salary earned during 2021.

Todd Wood

Mr. Wood’s employment as our Chief Commercial Officer is at-will and began on January 14, 2019 pursuant to an offer of employment letter from us. Mr. Wood’s initial annual base salary was $275,000 and it has since increased to $380,000 pursuant to annual discretionary raises as determined by our Compensation Committee. Mr. Wood’s employment agreement also provided for certain severance benefits, which have since been superseded by Mr. Wood’s participation agreement under the Severance Plan.

Mr. Wood’s offer of employment letter also provided that Mr. Wood was to be granted an initial incentive stock option or restricted stock units representing up to 1.5 percent of the Company’s fully diluted capitalization at the time of the grant, with vesting terms similar to equity awards previously granted to other officers of the Company.

On January 14, 2019, Mr. Wood was granted an option to purchase 136,373 shares of DermTech Operations common stock, at an exercise price of $1.12 per share and vesting monthly over four years.

On January 14, 2020, following the recommendation of the Compensation Committee, the Board granted to Mr. Wood (i) an option to purchase 22,535 shares of common stock and (ii) 14,647 restricted stock units, each representing the contingent right to receive one share of common stock. The option grant was effective on January 14, 2020 and the grant of restricted stock units was effective on January 17, 2020. The options have an exercise price of $9.73 per share and vest in equal monthly installments over the 36 months following the date of grant. Twenty-five percent of the restricted stock units awarded to Mr. Wood vest on September 7, 2020 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on December 7, 2023.

On June 24, 2020, the Compensation Committee granted to Mr. Wood a discretionary grant for 2020 of (i) an option to purchase 28,077 shares of common stock and (ii) 15,952 restricted stock units, each representing the contingent right to receive one share of common stock. The options have an exercise price of $14.88 per share. Twenty-five percent of the options vest on June 24, 2021 and the remaining seventy-five percent of the options vest in equal monthly installments over the 36 months following June 24, 2021. Twenty‑five percent of the restricted stock units awarded to Mr. Wood vest on June 10, 2021 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on June 10, 2024.

On March 29, 2021, the Compensation Committee granted to Mr. Wood an annual grant for 2021 of (i) an option to purchase 12,148 shares of common stock and (ii) 8,162 restricted stock units, each representing the contingent right to receive one share of common stock. The options have an exercise price of $44.48 per share. Twenty-five percent of the options vest on March 29, 2022 and the remaining seventy-five percent of the options vest in equal monthly installments over the 36 months following March 29, 2022. Twenty‑five percent of the restricted stock units awarded to Mr. Wood vest on March 5, 2022 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on March 5, 2025.

On March 23, 2022, the Compensation Committee granted to Mr. Wood an annual grant for 2022 of 75,215 restricted stock units, each representing the contingent right to receive one share of common stock. One third of the restricted stock units awarded to Mr. Wood vest on March 5, 2023 and the remaining two thirds vest in equal quarterly installments until fully vested on March 5, 2025.

As further described below in the section entitled “2020 Corporate Bonus Plan,” Mr. Wood was eligible to receive a performance-based cash bonus pursuant to our 2020 Bonus Plan. Mr. Wood’s target bonus under the 2020 Bonus Plan was 50% of his base salary earned during the 2020 fiscal year, with a maximum payout of 61.0% upon exceeding targets for specified corporate objectives and achieving stretch goals. The Compensation Committee approved a performance-based cash bonus to Mr. Wood of $102,375, which was 65% of Mr. Wood’s target bonus under the 2020 Bonus Plan and 32% of his base salary earned during 2020.

As further described below in the section entitled “2021 Corporate Bonus Plan,” Mr. Wood was eligible to receive a performance-based cash bonus pursuant to our 2021 Bonus Plan. Mr. Wood’s target bonus under the 2021 Bonus Plan was 50% of his base salary earned during the 2021 fiscal year, with a maximum payout of 61.0% upon exceeding targets for specified corporate objectives and achieving stretch goals. The Compensation Committee approved a performance-based cash bonus to Mr. Wood of $95,000, which was 50% of Mr. Wood’s target bonus under the 2021 Bonus Plan and 25% of his base salary earned during 2021.

Ray Akhavan

Mr. Akhavan’s employment as our General Counsel is at-will and began on January 5, 2021 pursuant to an offer of employment letter from us. On March 19, 2021, Mr. Akhavan was appointed our Chief Compliance Officer. Mr. Akhavan’s initial annual base salary was $340,000 and it has since increased to $350,000 pursuant to an annual discretionary raise as determined by our Compensation Committee. Mr. Akhavan also received an initial sign‑on bonus of $80,000. Mr. Akhavan’s employment agreement also provided for certain severance benefits, which have since been superseded by Mr. Akhavan’s participation agreement under the Severance Plan.

On January 5, 2021, in accordance with Mr. Akhavan’s employment agreement, the Board granted to Mr. Akhavan (i) an option to purchase 62,500 shares of common stock and (ii) 36,250 restricted stock units, each representing the contingent right to receive one share of common stock. The option grant and the grant of restricted stock units were both effective on January 5, 2021. The options have an exercise price of $31.97 per share and vest in equal monthly installments over the 36 months following the date of grant. 12,812 of the restricted stock units awarded to Mr. Akhavan vest on January 5, 2022 and the remaining 23,438 vest in equal quarterly installments until fully vested on January 5, 2025.

On March 23, 2022, the Compensation Committee granted to Mr. Akhavan an annual grant for 2022 of 59,097 restricted stock units, each representing the contingent right to receive one share of common stock. One third of the restricted stock units awarded to Mr. Akhavan vest on March 5, 2023 and the remaining two thirds vest in equal quarterly installments until fully vested on March 5, 2025.

As further described below in the section entitled “2021 Corporate Bonus Plan,” Mr. Akhavan was eligible to receive a performance-based cash bonus pursuant to our 2021 Bonus Plan. Mr. Akhavan’s target bonus under the 2021 Bonus Plan was 40% of his base salary earned during the 2021 fiscal year, with a maximum payout of 48.8% upon exceeding targets for specified corporate objectives and achieving stretch goals. The Compensation Committee approved a performance-based cash bonus to Mr. Akhavan of $69,506, which was 50% of Mr. Akhavan’s target bonus under the 2021 Bonus Plan and 20% of her base salary earned during 2021.

Claudia Ibarra

Ms. Ibarra’s employment as our Chief Operating Officer is at-will and began on October 29, 2019 pursuant to an offer of employment letter from us. Ms. Ibarra’s initial annual base salary was $285,000 and it has since increased to $335,000 pursuant to annual discretionary raises as determined by our Compensation Committee. Ms. Ibarra also received an initial sign‑on bonus of $25,000. Ms. Ibarra’s employment agreement also provided for certain severance benefits, which have since been superseded by Ms. Ibarra’s participation agreement under the Severance Plan.

On January 14, 2020, the Board granted Ms. Ibarra 110,625 restricted stock units, each representing the contingent right to receive one share of common stock. 103,125 of such restricted stock units were granted in accordance with Ms. Ibarra’s employment agreement and 7,500 were a discretionary grant. Three-sixteenths (3/16) of the restricted stock units vested on September 7, 2020 and the remaining thirteen‑sixteenths (13/16) vest in 13 equal installments of one sixteenth (1/16) on the seventh day of each third month following September 7, 2020 until the final vesting date on December 7, 2023.

On June 24, 2020, the Compensation Committee granted to Ms. Ibarra a discretionary grant for 2020 of (i) an option to purchase 25,780 shares of common stock and (ii) 14,647 restricted stock units, each representing the contingent right to receive one share of common stock. The options have an exercise price of $14.88 per share. Twenty-five percent of the options vest on June 24, 2021 and the remaining seventy-five percent of the options vest in equal monthly installments over the 36 months following June 24, 2021. Twenty‑five percent of the restricted stock units awarded to Ms. Ibarra vest on June 10, 2021 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on June 10, 2024.

On March 29, 2021, the Compensation Committee granted to Ms. Ibarra an annual grant for 2021 of (i) an option to purchase 8,908 shares of common stock and (ii) 5,985 restricted stock units, each representing the contingent right to receive one share of common stock. The options have an exercise price of $44.48 per share. Twenty-five percent of the options vest on March 29, 2022 and the remaining seventy-five percent of the options vest in equal monthly installments over the 36 months following March 29, 2022. Twenty‑five percent of the restricted stock units awarded to Ms. Ibarra vest on March 5, 2022 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on March 5, 2025.

On March 23, 2022, the Compensation Committee granted to Ms. Ibarra an annual grant for 2022 of 59,097 restricted stock units, each representing the contingent right to receive one share of common stock. One third of the restricted stock units awarded to Ms. Ibarra vest on March 5, 2023 and the remaining two thirds vest in equal quarterly installments until fully vested on March 5, 2025.

As further described below in the section entitled “2020 Corporate Bonus Plan,” Ms. Ibarra was eligible to receive a performance-based cash bonus pursuant to our 2020 Bonus Plan. Ms. Ibarra’s target bonus under the 2020 Bonus Plan was 35% of her base salary earned during the 2020 fiscal year, with a maximum payout of 42.7% upon exceeding targets for specified corporate objectives and achieving stretch goals. The Compensation Committee approved a performance-based cash bonus to Ms. Ibarra of $64,838, which was 65% of Ms. Ibarra’s target bonus under the 2020 Bonus Plan and 23% of her base salary earned during 2020.

As further described below in the section entitled “2021 Corporate Bonus Plan,” Ms. Ibarra was eligible to receive a performance-based cash bonus pursuant to our 2021 Bonus Plan. Ms. Ibarra’s target bonus under the 2021 Bonus Plan was 40% of her base salary earned during the 2021 fiscal year, with a maximum payout of 48.8% upon exceeding targets for specified corporate objectives and achieving stretch goals. The Compensation Committee approved a performance-based cash bonus to Ms. Ibarra of $67,000, which was 50% of Ms. Ibarra’s target bonus under the 2021 Bonus Plan and 20% of her base salary earned during 2021.

2020 Corporate Bonus Plan

On March 18, 2020, at the recommendation of the Compensation Committee, the Board approved the 2020 Corporate Bonus Plan, or the 2020 Bonus Plan, a performance-based cash bonus plan pursuant to which the Board sets target cash bonus amounts for certain eligible personnel, including our NEOs. Eligible participants included all management employees and select contributors with an employment start date prior to October 1, 2020 who were not eligible to participate in any of our other cash-based incentive compensation or bonus programs for the 2020 fiscal year.

For all participants in the 2020 Bonus Plan, the Board established target payout percentages to be based on the actual wages earned by such participants during the 2020 fiscal year. Target payout percentages are based on 100% achievement of specified corporate objectives and specified milestones. A threshold applies to each objective. The aggregate potential payout would be up to 122% of the target payout percentage upon exceeding targets for specified corporate objectives and achieving stretch goals.

Target bonuses for our named executive officers ranged from 35% to 60% of such executive officer’s actual wages earned during the 2020 fiscal year. Specifically, the target bonuses were 60% for Dr. Dobak, 35% for Mr. Sun and 35% for Ms. Ibarra, with maximum payouts of 73.2%, 42.7% and 42.7%, respectively. The amount of the bonus, if any, to be paid to each such executive officer was based on the Company’s achievement level against the corporate objectives, as approved by the Compensation Committee. The corporate objectives consist primarily of financial objectives and product milestones, and also include a 20% discretionary component based on additional corporate goals.

The Compensation Committee administers the 2020 Bonus Plan and has authority to use its discretion to approve goals and bonus targets, adjust goals and bonus payments, and determine goal achievement, and to modify, increase or decrease any bonus payments at any time and regardless of whether any of the performance goals are achieved. Bonuses under the 2020 Bonus Plan are paid following the end of the 2020 fiscal year based on the goals that have been achieved, and any bonus tied to a goal related to our audited financial statements is paid after the financial statement audit is complete. Participants must be employed and in good standing on the date that the bonus is paid in order to be eligible to receive the bonus payment.

For the 2020 fiscal year, the Compensation Committee used its discretion under the 2020 Bonus Plan, taking into account the impact of COVID‑19 on the Company and the corporate objectives and goals. The Compensation Committee recommended, and the Board approved, a performance-based cash bonus to Dr. Dobak of $187,200, or 65% of Dr. Dobak’s target bonus and 39% of his base salary earned during 2020. The Compensation Committee approved performance-based cash bonuses of $69,956 to Mr. Sun, $102,375 to Mr. Wood and $64,838 to Ms. Ibarra, which were 65% of their respective target bonuses and 23%, 32% and 23% of their respective base salaries earned during 2020.

2021 Corporate Bonus Plan

On March 18, 2021, the Compensation Committee amended the 2020 Bonus Plan into the 2021 Corporate Bonus Plan, or the 2021 Bonus Plan.  The terms of the 2021 Bonus Plan is substantially identical to the 2020 Bonus Plan except that it applied to fiscal year 2021.

As administrator of the 2021 Bonus Plan, the Compensation Committee approved target bonuses under the 2021 Bonus Plan for our NEOs ranged from 40% to 70% of such executive officer’s actual wages earned during the 2021 fiscal year. Specifically, the target bonus was 70% for Dr. Dobak, 40% for Mr. Sun, 50% for Mr. Wood, 40% for Mr. Akhavan and 40% for Ms. Ibarra, with maximum payouts of 85.4%, 48.8%, 61.0%, 48.8% and 48.8%, respectively. The amount of the bonus, if any, to be paid to each such executive officer was based on the Company’s achievement level against the corporate objectives, as approved by the Compensation Committee. The corporate objectives consist primarily of financial objectives and product milestones, and also include a 25% discretionary component based on additional corporate goals.

Following its analysis of the achievement level of the corporate objectives under the 2021 Bonus Plan, the Compensation Committee recommended, and the Board approved, a performance-based cash bonus to Dr. Dobak of $200,003, or 50% of Dr. Dobak’s target bonus and 35% of his base salary earned during 2021. The Compensation Committee approved performance-based cash bonuses of $74,000 to Mr. Sun, $95,000 to Mr. Wood, $69,506 to Mr. Akhavan and $67,000 to Ms. Ibarra, which were 50% of their respective target bonuses and 20%, 32%, 20% and 20% of their respective base salaries earned during 2021.

Severance and Change in Control Agreement

On March 29, 2021, at the recommendation of the Compensation Committee, the Board approved the DermTech, Inc. Change in Control and Severance Plan, or the Severance Plan. Officers of the Company at or above the level of vice president are eligible to participate in the Severance Plan pursuant to its terms and the terms of any Participation Agreement between the Company and the participant, or a Participation Agreement, to be approved by the Compensation Committee, which administers the Severance Plan.

In the event of a Qualifying Termination (as defined below), the Severance Plan provides for:

•	severance payments equal to a number of months of base salary as set forth in the participant’s Participation Agreement;

•

bonus payments equal to the pro‑rata portion, determined based on the number of days the participant is employed by the Company during the bonus performance period, of the participant’s annual bonus that the Company determines was actually earned at the conclusion of the bonus performance period;

•	health care benefits for a COBRA continuation period as set forth in the participant’s Participation Agreement; and
•

acceleration of vesting of the participant’s equity awards for a number of months or a percentage of unvested shares as set forth in the participant’s Participation Agreement; provided, however, that awards that would otherwise vest only upon satisfaction of performance criteria will instead accelerate as set forth in the terms of the applicable award agreement.

A participant’s Participation Agreement may provide that the amounts and terms of the payments, benefits and vesting acceleration triggered in the event of a Qualifying Termination differ depending on whether the Qualifying Termination occurs during the period commencing three months prior to and ending 12 months following a Change in Control (as defined below).

Pursuant to the Severance Plan, participants also agree to non-competition provisions during their employment and non-solicitation provisions during their employment and for a one year period thereafter. The participant’s receipt of any of the payments or benefits described above is subject to the participant’s delivery to the Company of an irrevocable general release of all known and unknown claims that he or she may then have against the Company or persons affiliated with the Company effective within 60 days following the participant’s Qualifying Termination.

Except as provided in the Severance Plan, once a participant enters into a Participation Agreement, the Severance Plan will supersede and replace any and all prior severance arrangements, vesting acceleration arrangements and post‑termination stock option exercise period arrangements, including but not limited to prior agreements governing any equity award, severance and salary continuation arrangements, programs and plans which were previously offered by the Company to the participant, and change in control and severance arrangements pursuant to an employment agreement or offer letter.

The Severance Plan and each Participation Agreement will terminate on March 29, 2024, the third anniversary of the effective date of the Severance Plan, but the Severance Plan and each Participation Agreement will be automatically extended for an additional year upon each subsequent anniversary of the effective date of the Severance Plan unless the Board adopts a resolution prior to such anniversary determining not to extend the Severance Plan. Any individual Participation Agreement will also terminate on the earlier of (i) the date the Participant’s employment with the Company terminates for a reason other than a Qualifying Termination or (ii) the date the Company has met all of its obligations under the Severance Plan following a Qualifying Termination of the Participant’s employment.

Under the Severance Plan:

•“Qualifying Termination” means a termination of employment resulting from (i) a termination by the Company of the participant’s employment for any reason other than cause (as defined in the Severance Plan), death or disability, or (ii) if within 12 months following a Change in Control, a voluntary resignation by the participant of his or her employment for good reason (as defined in the participant’s Participation Agreement), if and only to the extent that a definition of “good reason” is included in such participant’s Participation Agreement. Termination due to a participant’s death or disability will not constitute a Qualifying Termination.

•“Change in Control” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities, (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Participation Agreement With John Dobak, M.D.

Under the terms of Dr. Dobak’s participation agreement, in the event of a Qualifying Termination (as defined in the Severance Plan) other than during a Change in Control Period (as defined in the Severance Plan), Dr. Dobak would receive the following benefits: (i) 12 months of his base salary in effect at the time of such Qualifying Termination, (ii) 100% of the pro-rata portion (based on days employed during the period) of his annual bonus determined to have been earned at the conclusion of the bonus performance period, (iii) 12 months of COBRA benefits, (iv) ten months of vesting acceleration for each of Dr. Dobak’s then-outstanding equity awards at the time of such Qualifying Termination (except with respect to awards that would otherwise vest only upon satisfaction of performance criteria, or Performance Awards, the vesting of which will be determined by the terms of the applicable Performance Award agreement), and (v) an extension of the period during which Dr. Dobak may exercise any of his stock options that are vested as of the time of such Qualifying Termination (after giving effect to the vesting acceleration described in clause (iv) above) to the earlier of (a) 12 months following such Qualifying Termination and (b) the expiration date of such stock options.

Dr. Dobak’s participation agreement provides further that in the event of a Qualifying Termination during a Change in Control Period, Dr. Dobak would receive the following benefits: (i) 18 months of his base salary in effect at the time of such Qualifying Termination, (ii) 100% of the pro-rata portion (based on days employed during the period) of his annual bonus determined to have been earned at the conclusion of the bonus performance period, (iii) 18 months of COBRA benefits, (iv) the full acceleration of vesting of any of Dr. Dobak’s then-outstanding equity awards (except with respect to Performance Awards, the vesting of which will be determined by the terms of the applicable Performance Award agreement), and (v) an extension of the period during which Dr. Dobak may exercise any of his stock options that are vested as of the time of such Qualifying Termination (after giving effect to the vesting acceleration described in clause (iv) above) to the earlier of (a) 12 months following such Qualifying Termination and (b) the expiration date of such stock options.

Participation Agreement With Kevin Sun

Under the terms of Mr. Sun’s participation agreement, in the event of a Qualifying Termination other than during a Change in Control Period, Mr. Sun would receive the following benefits: (i) nine months of his base salary in effect at the time of such Qualifying Termination, (ii) 50% of the pro-rata portion (based on days employed during the period) of his annual bonus determined to have been earned at the conclusion of the bonus performance period, (iii) nine months of COBRA benefits, (iv) six months of vesting acceleration for each of Mr. Sun’s then-outstanding equity awards at the time of such Qualifying Termination (except with respect to Performance Awards, the vesting of which will be determined by the terms of the applicable Performance Award agreement), and (v) an extension of the period during which Mr. Sun may exercise any of his stock options that are vested as of the time of such Qualifying Termination (after giving effect to the vesting acceleration described in clause (iv) above) to the earlier of (a) six months following such Qualifying Termination and (b) the expiration date of such stock options.

Mr. Sun’s participation agreement provides further that in the event of a Qualifying Termination during a Change in Control Period, Mr. Sun would receive the following benefits: (i) 12 months of his base salary in effect at the time of such Qualifying Termination, (ii) 100% of the pro-rata portion (based on days employed during the period) of his annual bonus determined to have been earned at the conclusion of the bonus performance period, (iii) 12 months of COBRA benefits, (iv) the full acceleration of vesting of any of Mr. Sun’s then-outstanding equity awards (except with respect to Performance Awards, the vesting of which will be determined by the terms of the applicable Performance Award agreement), and (v) an extension of the period during which Mr. Sun may exercise any of his stock options that are vested as of the time of such Qualifying Termination (after giving effect to the vesting acceleration described in clause (iv) above) the earlier of (a) six months following such Qualifying Termination and (b) the expiration date of such stock options.

Participation Agreement With Todd Wood

Under the terms of Mr. Wood’s participation agreement, in the event of a Qualifying Termination other than during a Change in Control Period, Mr. Wood would receive the following benefits: (i) nine months of his base salary in effect at the time of such Qualifying Termination, (ii) 50% of the pro-rata portion (based on days employed during the period) of his annual bonus determined to have been earned at the conclusion of the bonus performance period, (iii) nine months of COBRA benefits, (iv) six months of vesting acceleration for each of Mr. Wood’s then-outstanding equity awards at the time of such Qualifying Termination (except with respect to Performance Awards, the vesting of which will be determined by the terms of the applicable Performance Award agreement), and (v) an extension of the period during which Mr. Wood may exercise any of his stock options that are vested as of the time of such Qualifying Termination (after giving effect to the vesting acceleration described in clause (iv) above) to the earlier of (a) six months following such Qualifying Termination and (b) the expiration date of such stock options.

Mr. Wood’s participation agreement provides further that in the event of a Qualifying Termination during a Change in Control Period, Mr. Wood would receive the following benefits: (i) 12 months of his base salary in effect at the time of such Qualifying Termination, (ii) 100% of the pro-rata portion (based on days employed during the period) of his annual bonus determined to have been earned at the conclusion of the bonus performance period, (iii) 12 months of COBRA benefits, (iv) the full acceleration of vesting of any of Mr. Wood’s then-outstanding equity awards (except with respect to Performance Awards, the vesting of which will be determined by the terms of the applicable Performance Award agreement), and (v) an extension of the period during which Mr. Wood may exercise any of his stock options that are vested as of the time of such Qualifying Termination (after giving effect to the vesting acceleration described in clause (iv) above) the earlier of (a) six months following such Qualifying Termination and (b) the expiration date of such stock options.

Participation Agreement With Ray Akhavan

Under the terms of Mr. Akhavan’s participation agreement, in the event of a Qualifying Termination other than during a Change in Control Period, Mr. Akhavan would receive the following benefits: (i) nine months of his base salary in effect at the time of such Qualifying Termination, (ii) 50% of the pro-rata portion (based on days employed during the period) of his annual bonus determined to have been earned at the conclusion of the bonus performance period, (iii) nine months of COBRA benefits, (iv) six months of vesting acceleration for each of Mr. Akhavan’s then-outstanding equity awards at the time of such Qualifying Termination (except with respect to Performance Awards, the vesting of which will be determined by the terms of the applicable Performance Award agreement), and (v) an extension of the period during which Mr. Akhavan may exercise any of his stock options that are vested as of the time of such Qualifying Termination (after giving effect to the vesting acceleration described in clause (iv) above) to the earlier of (a) six months following such Qualifying Termination and (b) the expiration date of such stock options.

Mr. Akhavan’s participation agreement provides further that in the event of a Qualifying Termination during a Change in Control Period, Mr. Akhavan would receive the following benefits: (i) 12 months of his base salary in effect at the time of such Qualifying Termination, (ii) 100% of the pro-rata portion (based on days employed during the period) of his annual bonus determined to have been earned at the conclusion of the bonus performance period, (iii) 12 months of COBRA benefits, (iv) the full acceleration of vesting of any of Mr. Akhavan’s then-outstanding equity awards (except with respect to Performance Awards, the vesting of which will be determined by the terms of the applicable Performance Award agreement), and (v) an extension of the period during which Mr. Akhavan may exercise any of his stock options that are vested as of the time of such Qualifying Termination (after giving effect to the vesting acceleration described in clause (iv) above) the earlier of (a) six months following such Qualifying Termination and (b) the expiration date of such stock options.

Participation Agreement With Claudia Ibarra

Under the terms of Ms. Ibarra’s participation agreement, in the event of a Qualifying Termination other than during a Change in Control Period, Ms. Ibarra would receive the following benefits: (i) nine months of her base salary in effect at the time of such Qualifying Termination, (ii) 50% of the pro-rata portion (based on days employed during the period) of her annual bonus determined to have been earned at the conclusion of the bonus performance period, (iii) nine months of COBRA benefits, (iv) six months of vesting acceleration for each of Ms. Ibarra’s then-outstanding equity awards at the time of such Qualifying Termination (except with respect to Performance Awards, the vesting of which will be determined by the terms of the applicable Performance Award agreement), and (v) an extension of the period during which Ms. Ibarra may exercise any of her stock options that are vested as of the time of such Qualifying Termination (after giving effect to the vesting acceleration described in clause (iv) above) to the earlier of (a) six months following such Qualifying Termination and (b) the expiration date of such stock options.

Ms. Ibarra’s participation agreement provides further that in the event of a Qualifying Termination during a Change in Control Period, Ms. Ibarra would receive the following benefits: (i) 12 months of her base salary in effect at the time of such Qualifying Termination, (ii) 100% of the pro-rata portion (based on days employed during the period) of her annual bonus determined to have been earned at the conclusion of the bonus performance period, (iii) 12 months of COBRA benefits, (iv) the full acceleration of vesting of any of Ms. Ibarra’s then-outstanding equity awards (except with respect to Performance Awards, the vesting of which will be determined by the terms of the applicable Performance Award agreement), and (v) an extension of the period during which Ms. Ibarra may exercise any of her stock options that are vested as of the time of such Qualifying Termination (after giving effect to the vesting acceleration described in clause (iv) above) the earlier of (a) six months following such Qualifying Termination and (b) the expiration date of such stock options.

Executive Officer Equity Ownership Guidelines

In the interest of further aligning the interests of our stockholders and our directors and officers, on October 2, 2020, the Compensation Committee adopted DermTech, Inc. Stock Ownership Guidelines, or the Ownership Guidelines. The Ownership Guidelines provide that within five years of their respective elections or appointments, our Chief Executive Officer, executive officers and our vice presidents who are not executive officers should own, directly or indirectly, a number of shares of our common stock valued at four times, two times and 1.5 times their annual base salaries, respectively. The Ownership Guidelines provide further that until the officers subject to the Ownership Guidelines meet the minimum described above, such officers shall not sell more than 50% of the shares of common stock held by such officers (not including shares sold to fund tax liabilities associated with the vesting of equity awards).  The Compensation Committee administers and oversees compliance with the Ownership Guidelines.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table presents outstanding equity awards held by our NEOs as of December 31, 2021.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
John Dobak, M.D.	1/14/2020	49,105	27,756(2)	$9.73	1/14/2030
	6/25/2020	40,205	67,010(3)	$14.90	6/25/2030
	3/29/2021	—	43,455(4)	$44.48	3/29/2031
	1/17/2020					8,791(5)	$141,742
	3/18/2020					—(6)	$—
	6/25/2020					38,073(7)	$601,553
	3/29/2021					76,239(8)	$1,204,576
Kevin Sun	1/14/2020	19,780	11,203(2)	$9.73	1/14/2030
	6/24/2020	13,165	21,943(9)	$14.88	6/24/2030
	3/29/2021	—	11,937(4)	$44.48	3/29/2031
	1/17/2020					57,764(10)	$912,671
	6/24/2020					12,468(7)	$196,994
	3/29/2021					8,020(8)	$126,716
Todd Wood	1/14/2020	14,375	8,160(2)	$9.73	1/14/2030
	6/24/2020	10,528	17,549(9)	$14.88	6/24/2030
	3/29/2021	—	12,148(4)	$44.48	3/29/2031
	1/17/2020					4,886(5)	$77,199
	6/24/2020					9,970(7)	$157,526
	3/29/2021					8,162(8)	$128,960
Ray Akhavan	1/5/2021	—	62,500(11)	$31.97	1/5/2031	36,250(12)	$572,750
Claudia Ibarra	6/24/2020	9,667	16,113(9)	$14.88	6/24/2030
	3/29/2021	—	8,908(4)	$44.48	3/29/2031
	1/17/2020					55,313(13)	$873,945
	6/24/2020					9,155(7)	$144,649
	3/29/2021					5,985(8)	$94,563

(1)	Reflects the number of restricted stock units multiplied by the closing price of our common stock on December 31, 2021 of $15.80.
(2)	The option vests in a series of thirty-six (36) successive equal monthly installments commencing one month following January 14, 2020, such that the option will be fully vested on January 14, 2023.
(3)

Twelve forty-eighths (12/48) of the shares exercisable pursuant to the option vest on June 25, 2021 and the remaining thirty-six forty-eighths (36/48) vest in thirty-six (36) equal monthly installments of one forty-eighth (1/48) on the twenty-fifth day of each month following June 25, 2021 until the final vesting date on June 25, 2024.

(4)

Twelve forty-eighths (12/48) of the shares exercisable pursuant to the option vest on March 29, 2022 and the remaining thirty-six forty-eighths (36/48) vest in thirty-six (36) equal monthly installments of one forty-eighth (1/48) on the twenty-fifth day of each month following March 29, 2022 until the final vesting date on March 29, 2025.

(5)

Nine thirty-sixths (9/36) of the restricted stock units vested on September 7, 2020 and the remaining twenty-seven thirty-sixths (27/36) vest in nine (9) equal installments of three thirty-sixths (3/36) on the seventh day of each third month following September 7, 2020 until the final vesting date on December 7, 2022.

(6)	All of the restricted stock units vest in a single installment on March 18, 2021.
(7)

Twelve forty-eighths (12/48) of the restricted stock units vest on June 10, 2021 and the remaining thirty-six forty-eighths (36/48) vest in twelve (12) equal installments of three forty-eighths (3/48) on the tenth day of each third month following June 10, 2021 until the final vesting date on June 10, 2024.

(8)

Twelve forty-eighths (12/48) of the restricted stock units vest on March 5, 2022 and the remaining thirty-six forty-eighths (36/48) vest in twelve (12) equal installments of three forty-eighths (3/48) on the fifth day of each third month following March 5, 2022 until the final vesting date on March 5, 2025.

(9)

Twelve forty-eighths (12/48) of the shares exercisable pursuant to the option vest on June 24, 2021 and the remaining thirty-six forty-eighths (36/48) vest in thirty-six (36) equal monthly installments of one forty-eighth (1/48) on the twenty-fourth day of each month following June 24, 2021 until the final vesting date on June 24, 2024.

(10)

Twelve forty-eighths (12/48) of the restricted stock units vested on September 7, 2020 and the remaining thirty-six forty-eighths (36/48) vest in twelve (12) equal installments of three forty-eighths (3/48) on the seventh day of each third month following September 7, 2020 until the final vesting date on September 7, 2023.

(11)

Twelve forty-eighths (12/48) of the shares exercisable pursuant to the option vest on January 5, 2022 and the remaining thirty-six forty-eighths (36/48) vest in thirty-six (36) equal monthly installments of one forty-eighth (1/48) on the fifth day of each month following January 5, 2022 until the final vesting date on January 5, 2025.

(12)

5,000 of the restricted stock units vest in full on January 5, 2022. 31,250 of the restricted stock units vest as follows: (i) twelve forty-eighths (12/48) of the restricted stock units vest on January 5, 2022 and the remaining thirty-six forty-eighths (36/48) vest in twelve (12) equal installments of three forty-eighths (3/48) on the fifth day of each third month following January 5, 2022 until the final vesting date on January 5, 2025.

(13)

Nine forty-eighths (9/48) of the restricted stock units vested on September 7, 2020 and the remaining thirty-nine forty-eighths (39/48) vest in thirteen (13) equal installments of three forty-eighths (3/48) on the seventh day of each third month following September 7, 2020 until the final vesting date on December 7, 2023.

2021 Option Exercises and Stock Vested Table

The following table presents, for each of our NEOs, the number of shares of our common stock acquired upon the vesting and settlement of restricted stock units during 2021:

	Restricted Stock Unit Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)
John Dobak, M.D.	49,649	$2,114,605
Kevin Sun	40,487	$1,494,511
Todd Wood	10,862	$398,288
Ray Akhavan	—	$—
Claudia Ibarra	33,148	$1,224,021
(1)

Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon vesting and settlement of restricted stock units because in many cases the shares are not sold upon settlement but continue to be held by the executive officer who held the restricted stock units.  The amounts shown represent the market price on the date of settlement, which is the amount that would have been realized if the shares had been sold immediately upon settlement.

None of our NEOs exercised stock options during the fiscal year ended December 31, 2021.

Pension Benefits

We do not provide any pension or other defined benefit plans to our NEOs.

Nonqualified Deferred Compensation

We do not provide any non-qualified defined contribution plans or other deferred compensation plans to our NEOs.

Director Compensation

The table below shows all compensation earned by our non-employee directors during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)
Matthew Posard (6)	92,000	368,975	(1)	460,195
Cynthia Collins (6)	63,500	368,975	(1)	432,475
Enrico Picozza (6)	40,000	368,975	(1)	359,072
Herm Rosenman (6)	67,000	368,975	(1)	435,975
Monica Tellado (6)	25,000	334,072	(2)	359,072
Nathalie Gerschtein Keraudy (6)	10,000	239,240	(3)	249,240
Gary Jacobs (6)(7)	20,967	84,989	(4)	105,956
Scott Pancoast (6)(8)	32,000	462,231	(5)	494,231

(1)

Amounts reported represent the fair value of restricted stock units computed as of the grant date in accordance with FASB ASC Topic 718, in the amount of $368,975 for each of Mr. Posard, Ms. Collins, Mr. Picozza, and Mr. Rosenman, based on the closing price of our common stock on May 26, 2021 of $40.29 with respect to 9,158 restricted stock units.

(2)

Amounts reported represent the fair value of restricted stock units computed as of the grant date in accordance with FASB ASC Topic 718, in the amount of $334,072 for Ms. Tellado, based on the closing price of our common stock on July 1, 2021 of $38.76 with respect to 8,619 restricted stock units.

(3)

Amounts reported represent the fair value of restricted stock units computed as of the grant date in accordance with FASB ASC Topic 718, in the amount of $239,240 for Ms. Gerschtein Keraudy based on the closing price of our common stock on October 5, 2021 of $31.92 with respect to 7,495 restricted stock units.

(4)

Amounts reported represent the fair value of restricted stock units computed as of the grant date in accordance with FASB ASC Topic 718, in the amount of $84,989 for Mr. Jacobs, based on the closing price of our common stock on April 8, 2021 of $50.23 with respect to 1,692 restricted stock units.

(5)

Amounts reported represent the aggregate fair value of restricted stock units computed as of the grant date in accordance with FASB ASC Topic 718, in the amount of (i) $368,975 for Mr. Pancoast, based on the closing price of our common stock on May 26, 2021 of $40.29 with respect to 9,158 restricted stock units, plus (ii) $93,256 for Mr. Pancoast based on the closing price of our common stock on July 1, 2021 of $38.76 with respect to 2,406 restricted stock units.

(6)

As of December 31, 2021, our non-employee directors listed in the following table held the following aggregate numbers of shares subject to (i) outstanding option awards (representing both exercisable and unexercisable option awards) and (ii) outstanding stock awards (representing unvested restricted stock units):

Name	Number of Shares Underlying Outstanding Stock Options	Number of Shares Underlying Outstanding Stock Awards
Matthew Posard	—	9,158
Cynthia Collins	—	9,158
Monica Tellado	—	8,619
Nathalie Gerschtein Keraudy	—	7,495
Enrico Picozza	—	9,158
Herm Rosenman	—	9,158
Gary Jacobs	—	1,692
Scott Pancoast	—	11,564

(7)	Mr. Jacobs’ term as a director expired at the 2021 annual meeting of stockholders on May 26, 2021.
(8)	Mr. Pancoast voluntarily resigned as a director on June 30, 2021.

Narrative to Director Compensation Table

Interim Equity Awards

On January 30, 2020, at the recommendation of the Compensation Committee, the Board granted an award of 6,000 restricted stock units to each of our non-employee directors, representing a pro-rated grant in respect of such non-employee directors’ service between the date of the Business Combination on August 29, 2019 and the anticipated date of the 2020 annual meeting of stockholders, with such restricted stock units to vest in a single installment on the date of the 2020 annual meeting of stockholders.

2020 Non-Employee Director Compensation Policy

On January 30, 2020, at the recommendation of our Compensation Committee, the Board approved a Non‑Employee Director Compensation Policy, or the 2020 Policy. Under the 2020 Policy, each non-employee director receives compensation for his or her service consisting of annual fees and equity awards.

Fees. The annual fees payable to our non-employee directors for their service as directors and as members of committees of the Board effective as of January 1, 2020 under the 2020 Policy are as follows:

•	The chairperson of the Board will receive an annual fee in the amount of $69,960 per year.
•	Each member of the Board, other than the chairperson of the Board, will receive an annual fee in the amount of $38,500 per year.
•

The chairperson of the Audit Committee will receive additional annual cash compensation in the amount of $16,500 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee will receive additional annual cash compensation in the amount of $6,380 per year for such member’s service on the Audit Committee.

•

The chairperson of the Compensation Committee will receive additional annual cash compensation in the amount of $11,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee will receive additional annual cash compensation in the amount of $4,950 per year for such member’s service on the Compensation Committee.

•

The chairperson of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $7,150 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $3,300 per year for such member’s service on the Nominating and Corporate Governance Committee.

Equity Awards. Under the 2020 Policy, equity awards for non-employee directors are as follows:

•

Incumbent Directors. Incumbent non-employee directors will receive an annual equity award consisting of 8,000 restricted stock units, to be granted on the date of the first meeting of the Board held following the annual meeting of our stockholders in each year commencing in 2020. Each annual grant of restricted stock units shall vest in a single installment on the first anniversary of the date of grant.

•

Newly Elected or Appointed Directors. Newly elected or appointed non-employee directors will receive an initial equity award consisting of 8,000 restricted stock units, to be granted at the first regularly scheduled meeting of the Board following his or her initial appointment, provided that if the first regularly scheduled meeting of the Board following his or her initial appointment is not the first meeting of the Board held following the annual meeting of our stockholders, the initial equity award shall consist of a pro-rated number of shares of common stock underlying restricted stock units based on the nearest number of whole months remaining from such meeting of the Board until the next annual stockholder meeting. Each initial grant of restricted stock units shall vest in a single installment on (i) the first anniversary of the date of grant, if granted at the first meeting of the Board held following the annual meeting of our stockholders, or (ii) the first anniversary of the most recent annual meeting of our stockholders, if not granted at the first meeting of the Board held following the annual meeting of our stockholders.

Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and our bylaws.

2021 Non-Employee Director Compensation Policy

On March 29, 2021, at the recommendation of our Compensation Committee, the Board approved a Non‑Employee Director Compensation Policy, or the 2021 Policy. Under the 2021 Policy, each non-employee director receives compensation for his or her service consisting of annual fees and equity awards.

Fees. The annual fees payable to our non-employee directors for their service as directors and as members of committees of the Board retroactively effective as of January 1, 2021 under the 2021 Policy are as follows:

•	The chairperson of the Board will receive an annual fee in the amount of $80,000 per year.
•	Each member of the Board, other than the chairperson of the Board, will receive an annual fee in the amount of $40,000 per year.

•

The chairperson of the Audit Committee will receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee will receive additional annual cash compensation in the amount of $10,000 per year for such member’s service on the Audit Committee.

•

The chairperson of the Compensation Committee will receive additional annual cash compensation in the amount of $14,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee will receive additional annual cash compensation in the amount of $7,000 per year for such member’s service on the Compensation Committee.

•

The chairperson of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

Equity Awards. Under the 2021 Policy, equity awards for non-employee directors are as follows:

•

Annual Grants to Incumbent Directors. Incumbent non-employee directors will receive an annual equity award consisting of a number of restricted stock units that represents a market value of $170,000 based on the most recent closing price of the Company’s common stock prior to the date of such grant, unless, at the sole discretion of the Compensation Committee, the number of restricted stock units is reduced (in which case in no event will it be reduced by more than one-half), to be granted on the date of the first meeting of the Board held following the Annual Meeting in each year commencing in 2021. Each annual grant of restricted stock units will vest in four equal quarterly installments over the one-year period following the grant date, subject to the continued service of the non-employee director. The release date for the shares underlying such annual grant of restricted stock units will be the date that the grant is fully vested, unless an election is made in advance of the grant for the release date to be the first business day in January of the year following the date that the grant is fully vested.

•

One-Time Grants to Incumbent Directors. To the extent that any incumbent non-employee director was not granted a new director grant or a pro rata annual grant of restricted stock units upon joining the Board, such incumbent non-employee director will receive, on a one-time basis, a number of restricted stock units that represents a market value of $170,000 based on the average closing price of the Company’s common stock over the 20 trading days prior to the date of such grant, unless, at the sole discretion of the Compensation Committee, the number of restricted stock units is reduced (in which case in no event will it be reduced by more than one-half). Any such one-time grant shall vest and be released on January 1, 2023.

•

Initial Grants to Newly Elected or Appointed Directors. Newly elected or appointed non-employee directors will receive (i) a new director grant of restricted stock units equaling the number of restricted stock units awarded to each incumbent non-employee director under the most recent annual grant, unless the Compensation Committee determines to adjust the number of restricted stock units to be granted otherwise, and (ii) a pro rata annual grant in the form of restricted stock units equaling (a) the number of restricted stock units awarded to each incumbent non-employee director under the most recent annual grant, unless the Compensation Committee determines to adjust this otherwise, multiplied by (b) the number of months between the date that the new non-employee director first participates in a Board or Committee meeting as a Board member and the next Annual Meeting (in all cases, rounded up to the next integer) divided by 12, to be effective on his or her initial appointment or election to the Board. Each new director grant will vest in three equal annual installments over the three-year period following the grant date, subject to the continued service of the non-employee director. The shares underlying such new director grant will be released as they vest, unless an election is made in advance of the grant for the three release dates to be the first business day in January of the year following each vest date, respectively. Each pro rata annual grant will vest in full on the last vest date of the prior year’s annual grants, subject to the continued service of the non-employee director. The release date for the shares underlying such pro rata annual grant of restricted stock units will be the date that such restricted stock units are fully vested, unless an election is made in advance of the grant for the release date to be the first business day in January of the year following the date that the grant is fully vested.

Directors may be reimbursed for reasonable out-of-pocket business expenses incurred in connection with their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and our bylaws.

Grants to Former Directors

On April 8, 2021, the Compensation Committee granted 1,692 restricted stock units to Gary Jacobs. The restricted stock units vested immediately and the shares of common stock underlying the restricted stock units were released on January 10, 2022. The restricted stock units were granted in lieu of the one-time grant that Mr. Jacobs would have been eligible to receive under the 2021 Policy as an incumbent non-employee director who did not receive a new director grant or a pro rata annual grant of restricted stock units upon joining the Board, if his term as a director were not expiring at the Annual Meeting.

In connection with Scott Pancoast’s voluntary resignation from the Board, Mr. Pancoast and the Company entered into a letter agreement, or the Resignation Letter, which memorializes the terms of Mr. Pancoast’s resignation from the Company. In accordance with the Resignation Letter, among other things, (i) restricted stock units held by Mr. Pancoast representing the continent right to receive 9,158 shares of common stock of the Company have, notwithstanding his resignation from the Company, continued to vest in accordance with their terms as though Mr. Pancoast were continuing to provide services to the Company and (ii) Mr. Pancoast was granted restricted stock units representing the right to receive 2,406 shares of common stock on the date of the Annual Meeting.

Non-Employee Director Equity Ownership Guidelines

The Ownership Guidelines provide that within five years of their respective elections or appointments our directors should own, directly or indirectly, a number of shares of our common stock valued at three times their annual cash retainers. The Ownership Guidelines provide further that until a director meets the minimum described above, such director shall not sell more than 50% of the shares of common stock held by such director (not including shares sold to fund tax liabilities associated with the vesting of equity awards).

Rule 10b5-1 Plans

Certain of our employees, including directors and executive officers, have adopted, or may in the future adopt, written plans, known as Rule 10b5-1 Plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 Plan, a broker executes trades pursuant to parameters established by the individual when entering into the plan, without further direction from the individual. The individual may amend or terminate the 10b5-1 Plan in limited circumstances.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Stockholders	2,704,035(1)	$20.37(2)	1,152,244(3)
Equity compensation plans not approved by Stockholders	—	$—	—
Total:	2,704,035	$20.37	1,152,244

(1)

Consists of 1,963,993 shares underlying outstanding awards under the DermTech, Inc. 2020 Equity Incentive Plan, or the 2020 Plan, and 740,042 shares underlying outstanding awards under the DermTech, Inc. Amended and Restated 2010 Stock Plan, or the 2010 Plan.

(2)	Restricted stock units are excluded from the weighted average exercise price calculation.
(3)

Consists of (i) 602,955 shares available for issuance under the 2020 Plan and (ii) 549,289 shares available for issuance under the DermTech, Inc. 2020 Employee Stock Purchase Plan, or the ESPP, of which 47,339 shares were subject to purchase during the ESPP purchase period ended February 28, 2022. No shares are available for issuance under the 2010 Plan. Pursuant to the terms of the 2020 Plan, the number of shares reserved for issuance under the 2020 Plan will automatically increase on the first day of each fiscal year beginning in fiscal year 2021 and ending on the second day of fiscal year 2025, by an amount equal to the lesser of (i) 3.5% of the number of shares of common stock outstanding on such date and (ii) an amount determined by the administrator of the 2020 Plan. Pursuant to the terms of the ESPP, the number of shares available for issuance under the ESPP will automatically increase on the first day of each fiscal year beginning in 2021 and ending on the first day of 2030, by an amount equal to the lesser of (i) 300,000 shares, (ii) 1% of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as is determined by the administrator of the ESPP. On January 1, 2022, the number of shares available for issuance under the 2020 Plan and the ESPP increased by 1,042,052 shares and 297,729 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

Pay Ratio Disclosure

The following is a reasonable estimate, prepared under SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to our median employee. We determined our median employee by using a consistently applied compensation measure of base salary, commissions, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards granted during 2021) and other incentive payments (including sign-on bonuses for employees) (annualized in the case of full- and part-time employees who joined the Company during 2021) of each of our 257 employees (excluding the Chief Executive Officer) as of December 31, 2021.  The annual total compensation of our median employee for 2021 was $191,970. As disclosed in the Summary Compensation Table appearing above, our Chief Executive Officer’s annual total compensation for 2021 was $3,382,178. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 18 to 1.  Our pay ratio should not be used as a basis of comparison with other companies who may operate in different industries and geographical areas, have different employment and compensation practices and use different estimates, assumptions, and methodologies in calculating their pay ratios.

2022 Inducement Equity Incentive Plan

On March 11, 2022, our Board unanimously approved the adoption of the DermTech, Inc. 2022 Inducement Equity Incentive Plan, or the 2022 Plan. The 2022 Plan initially reserved 950,000 shares of our common stock for issuance pursuant to awards granted under the 2022 Plan to persons to whom the Company may issue securities without stockholder approval as an inducement pursuant to Nasdaq Listing Rule 5635(c)(4). The 2022 Plan provides for the grant of equity-based awards, including options, restricted and unrestricted stock awards, and other stock-based awards, and its terms are substantially similar to the 2020 Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Capital Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.dermtech.com. The Audit Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of independent registered public accountants. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2021, the Audit Committee took the following actions:

•

Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management and KPMG LLP, our independent registered public accounting firm for the year ended December 31, 2021;

•	Discussed with KPMG LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit Committees; and
•

Received written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP communications with the Audit Committee and the Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2021 for filing with the SEC.

Members of the DermTech, Inc. Audit Committee

Herm Rosenman, Chairman
Cynthia Collins
Monica Tellado

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Company Policy Regarding Related Party Transactions

Our Audit Committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons, and any other persons whom our Board determines may be considered related parties, has or will have a direct or indirect material interest. For purposes of our Audit Committee charter, a material interest is deemed to be any consideration received by such a party in excess of $120,000 per year.

In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct our management to obtain on its behalf, and consider all information that our committee believes to be relevant to a review of the transaction prior to its approval. Approval may be given by written consent of our committee.

The Audit Committee shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders, taking into account all available facts and circumstances as our committee determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the material terms of the transaction, the nature of the related party’s interest in the transaction, the significance of the transaction to the related party and the nature of our relationship with the related party, the significance of the transaction to us, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. No member of the Audit Committee may participate in any review, consideration, or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party, except that such member of the Audit Committee will be required to provide all material information concerning the related party transaction to the Audit Committee.

Except as otherwise set forth below, since the beginning of the fiscal year ended December 31, 2020 there were no transactions to which we were a party, nor are there any currently proposed transactions to which we will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000 per year; and
•

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

2020 PIPE Financing

The Company issued an aggregate of 2,467,724 shares of common stock at a price of $10.50 per share, 3,198.9419 shares of Series B‑1 Convertible Preferred Stock, at a price of $10,500.00 per share, and 523.8094 shares of Series B‑2 Convertible Preferred Stock, at a price of $10,500.00 per share, for aggregate gross proceeds of approximately $65.0 million, to certain institutional investors pursuant to a Securities Purchase Agreement, dated February 28, 2020, between the Company and such investors. We refer to this transaction as the 2020 PIPE Financing.

Certain holders of more than 5% of the Company’s capital stock and their affiliates, as well as an affiliate of a director of the Company, participated in the 2020 PIPE Financing.

Entities affiliated with RTW Investments L.P. purchased an aggregate of 152,456 shares of our common stock and 228.4963 shares of Series B-1 Convertible Preferred Stock for a cash purchase price of approximately $4.0 million.

Entities affiliated with Farallon Capital Management, L.L.C. purchased an aggregate of 523.8094 shares of Series B‑2 Convertible Preferred Stock for a cash purchase price of approximately $5.5 million.

HLM Venture Partners IV, L.P. purchased an aggregate of 76,228 shares of our common stock and 114.2481 shares of Series B-1 Convertible Preferred Stock for a cash purchase price of approximately $2.0 million. As noted above, Enrico Picozza, a director of the Company, has a pecuniary interest in HLM Venture Associates IV, LLC, the general partner of HLM Venture Partners IV, L.P. Mr. Picozza disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

2021 Underwritten Public Offering

On January 6, 2021, the Company entered into an Underwriting Agreement with Cowen and Company, LLC and William Blair & Company, L.L.C. as representatives of several underwriters, or the Underwriters. The Company agreed to issue and sell up to 4,872,881 shares of its common stock, including up to 635,593 shares that could be purchased by the Underwriters pursuant to a 30-day option granted to the Underwriters by the Company. On January 11, 2021, the Company closed the underwritten public offering of 4,872,881 shares of its common stock, which included the exercise in full by the Underwriters of their option to purchase up to 635,593 additional shares, at a price to the public of $29.50 per share. The Company’s aggregate gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses, were approximately $143.7 million. We refer to this offering as the 2021 Underwritten Public Offering.

The table below sets forth the number of shares and aggregate purchase price of common stock purchased in the 2021 Underwritten Public Offering by our director, Matthew Posard, and by certain holders of more than 5% of the Company’s capital stock and their affiliates.

Name	Number of Shares	Aggregate Purchase Price
Entities affiliated with RTW Investments L.P.	200,000	$5,900,000
Matthew Posard	33,898	$999,991
Casdin Partners Master Fund, L.P.	375,000	$11,062,500

Marketing Services Agreement

During 2021 and 2020, we engaged EVERSANA Life Science Services, LLC, or EVERSANA, to provide certain marketing services to the Company. Leana Wood, the spouse of Todd Wood, our Chief Commercial Offer, is an employee of EVERSANA. We incurred $2.6 million and $1.3 million in costs pursuant to such engagement for the years ended December 31, 2021 and 2020, respectively.

Consulting Services Agreement

During 2021 and 2020, we engaged Michael Dobak, the brother of Dr. John Dobak, our Chief Executive Officer, to provide certain public relations and marketing services.  We incurred $0.1 million and $0.2 million in costs pursuant to such engagement for the years ended December 31, 2021 and 2020, respectively.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has nominated Cynthia Collins and Matthew Posard for election at the Annual Meeting. If they are elected, they will serve until the 2025 annual meeting of stockholders and until the election and qualification of their respective successors or their earlier respective deaths, resignations or removals. The Board currently consists of seven members, classified into three classes as follows:

•	Cynthia Collins, Enrico Picozza and Matthew Posard constitute the Class I directors with terms expiring at the Annual Meeting;
•	John Dobak, M.D. and Herm Rosenman constitute the Class II directors with terms expiring at the annual meeting of stockholders in 2024; and
•	Monica Tellado and Nathalie Gerschtein Keraudy constitutes the Class III director with a terms expiring at the annual meeting of stockholders in 2023.

The Board has voted to nominate Cynthia Collins and Matthew Posard for election at the Annual Meeting for a term of three years to serve until the 2025 annual meeting of stockholders, and until their respective successors are elected and qualified or until their earlier respective deaths, resignations or removals. Enrico Picozza’s term as a director will expire at the Annual Meeting and the Board is not nominating a candidate to fill the resulting vacancy in this election cycle. Following the Annual Meeting, the size of the Board will be reduced to six members.

The Class II directors (John Dobak, M.D. and Herm Rosenman) and the Class III directors (Monica Tellado and Nathalie Gerschtein Keraudy) will serve until the annual meeting of stockholders to be held in 2024 and 2023, respectively, and until their respective successors have been elected and qualified or until their earlier respective deaths, resignations or removals.

Unless authority to vote for any of these nominees is withheld, the shares represented by proxies we solicit will be voted FOR the election of Cynthia Collins and Matthew Posard as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by proxies we solicit will be voted for the election of such other person as the Board may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

To be elected, each nominee for director must receive a plurality of the votes cast on this proposal.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF CYNTHIA COLLINS AND MATTHEW POSARD AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2

RATIFY THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022. The Board proposes that the stockholders ratify this appointment.

In deciding to appoint KPMG LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG LLP and concluded that KPMG LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2022.

We expect that representatives of KPMG LLP will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

The following table shows the fees billed by KPMG LLP for the audit of our annual financial statements for the last two fiscal years and for other services rendered by KPMG LLP to the Company during our last two fiscal years.

	Fiscal Year 2021	Fiscal Year 2020
Audit Fees (1)	$1,459,825	$921,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,459,825	$921,000

(1)

Audit Fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, the review of the Company’s quarterly financial statements, the review of the Company’s registration statements on Forms S-1, S-3, and S-8, and audit services provided in connection with other regulatory filings.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case-by-case basis. The Audit Committee has authorized its Chair to pre-approve individual expenditures of audit and non-audit services. Any pre-approval decision must be reported to the Audit Committee at the next regularly scheduled Audit Committee meeting. All audit fees for 2021 and 2020 described above were pre-approved by the Audit Committee.

In the event the stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast, affirmatively or negatively, on this proposal is required to ratify the appointment of the independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our NEOs as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement.  Because your vote is advisory, it will not be binding on our Compensation Committee or our Board.  However, the Compensation Committee and our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.  We have determined to hold an advisory vote to approve the compensation of our NEOs annually, and the next such advisory vote will occur at the 2023 Annual Meeting of Stockholders.

Our compensation philosophy is designed to align each executive’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success.  Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy.  The Compensation Committee and our Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

We are asking our stockholders to indicate their support for our executive compensation programs as described in this Proxy Statement. This vote is not intended to address any specific term of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the NEOs, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, this resolution.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL 3 TO ADOPT THE ABOVE PROPOSED RESOLUTION, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR OF SUCH ADOPTION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4

ADVISORY VOTE ON APPROVAL OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our NEOs. In particular, we are asking whether the advisory vote on the compensation of our NEOs should occur every year, every two years or every three years.  Because your vote is advisory, it will not be binding on our compensation committee or our Board.  However, the compensation committee and our Board will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our NEOs to our stockholders.

The compensation committee, Board and management believe that it is appropriate and in our best interests for our stockholders to vote in favor of an annual advisory vote on the compensation of our NEOs. An advisory vote each year will permit our stockholders to provide annual feedback to us on our compensation policies, practices and compensation awards for our NEOs. An annual advisory vote will give the Board, the compensation committee and management timely feedback from the stockholders to allow us to evaluate and, when the compensation committee and the Board consider it appropriate, adjust the compensation of our NEOs.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove our Board’s recommendation.  The affirmative vote of a majority of the shares voted for this proposal — every year, every two years or every three years — will be the frequency approved, on an advisory basis, by our stockholders.  However, because the vote on the frequency of holding future advisory votes on the compensation of our NEOs is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.

Recommendation

Our board Recommends A Vote To Approve, on an advisory basis, the Frequency of Holding a Vote on the Compensation of our neos Every Year, And Proxies Solicited By Our board Will Be Voted In Favor Of Such Frequency Unless A Stockholder Indicates Otherwise On The Proxy Card.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our principal executive officer and principal financial and accounting officer. The text of the code of conduct and ethics is posted on our website at www.dermtech.com and will be made available to stockholders without charge, upon request, in writing to Investor Relations at DermTech, Inc., 11099 N. Torrey Pines Road, Suite 100, La Jolla, CA 92037. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors and principal executive, financial and accounting officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendment or waiver is then permitted by the rules of the Nasdaq Capital Market.

OTHER MATTERS

The Board knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2023 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 15, 2022, which is 120 days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the 2023 Annual Meeting of Stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than January 26, 2023, 120 days prior to the date that is one year from this year’s meeting date and no later than February 25, 2023, 90 days prior to the date that is one year from this year’s meeting date. Proposals that are not received in a timely manner will not be voted on at the 2023 Annual Meeting of Stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.  All stockholder proposals should be marked for the attention of Secretary, DermTech, Inc., 11099 N. Torrey Pines Road, Suite 100, La Jolla, CA 92037.

La Jolla, California

April 14, 2022

P.O. BOX 8016, CARY, NC 27512-9903  INTERNET  Go To: www.proxypush.com/DMTK   • Cast your vote online  • Have your Proxy Card ready  • Follow the simple instructions to record your vote  PHONE Call 1-866-430-8291   • Use any touch-tone telephone  • Have your Proxy Card ready  • Follow the simple recorded instructions  MAIL   • Mark, sign and date your Proxy Card  • Fold and return your Proxy Card in the postage-paid  envelope provided  You must register to attend the meeting online and/or  participate at www.proxydocs.com/DMTK   DermTech, Inc.   Annual Meeting of Stockholders   For Stockholders of record as of March 30, 2021   TIME: Wednesday, May 26, 2021 1:30 PM, Pacific Time PLACE: www.proxydocs.com/DMTK  Visit site for information and Registration details.   This proxy is being solicited on behalf of the Board of Directors   The undersigned, revoking any previous proxies relating to these shares, hereby appoints John Dobak and Kevin Sun, and each of them (with full  power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of  DermTech, Inc. registered in the name provided in this proxy which the undersigned is entitled to vote on each proposal at the meeting and at any  postponements or adjournments thereof, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the proxy. This proxy, when executed, will be voted in the manner directed herein for all shares of common stock which the undersigned is entitled to vote on each proposal.   If you do not specify herein how you want your shares to be voted, this proxy will be voted FOR the election of the directors and FOR proposal 2. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponements or adjournments of the meeting.   You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.   PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

DermTech, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2 AND 3
AND 1 YEAR ON PROPOSAL 4

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	To elect the following directors to serve a three-year term expiring in 2025:	FOR	WITHHOLD			
	To vote FOR ALL directors or WITHHOLD from ALL directors mark here	☐	☐			**FOR**
	1.01 Matthew Posard	☐	☐			**FOR**
	1.02 Cynthia Collins	☐	☐			**FOR**
		FOR	AGAINST	ABSTAIN		
2.	To ratify the selection of KPMG LLP as the independent registered public accounting firm of DermTech, Inc. for the fiscal year ending December 31, 2022.	☐	☐	☐		**FOR**
3.	To approve, on an advisory basis, the compensation of the our named executive officers.	☐	☐	☐		**FOR**
		1 YEAR	2 YEARS	3 YEARS	ABSTAIN	
4.	To approve, on an advisory basis, on the frequency of holding an advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐	**1 YEAR**

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

1.  To elect the following directors to serve a three-year term expiring in 2024:  FOR   To vote FOR ALL directors or WITHHOLD from ALL directors mark here     FOR     #P2#   To vote individually for each nominee    1.01 John Dobak, M.D.  FOR   #P2#  #P2#   1.02 Herm Rosenman  FOR   2.  To ratify the selection of KPMG LLP as the independent registered public accounting firm of FOR   DermTech, Inc. for the fiscal year ending December 31, 2021.    Signature (if held jointly)